Exhibit 1
Semi-annual Financial Report
(Japanese GAAP)
     This report is an English translation of “Hanki-Houkokusho” as of and for the six months ended September 30, 2007, filed on December 13, 2007 through Electronic Disclosure for Investors’ Network (EDINET), pursuant to the Japanese Financial Instruments and Exchange Law, Regulation Section 27-30 Paragraph 2.

Semi-annual Financial Report

Document for filing:	Semi-annual Financial Report

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	December 13, 2007

Period of Semi-annual Financial Report:	From April 1, 2007 to September 30, 2007

Company name:	NIS GROUP CO., LTD.

Representative:	Kunihiko Sakioka Chairman, Representative Director of the Board, President and CEO

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Akihiro Nojiri Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control

Location of Tokyo Head Office:	6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3-3348-2424

Contact:	Akihiro Nojiri Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control

Location where the filing is available to the public:	Tokyo Head Office, NIS Group Co., Ltd.
     (6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo)
Research Department, NIS Group Co., Ltd.
     (1-8, Hon-cho 4-chome, Kawaguchi City, Saitama)
Nagoya Sales Department, NIS Group Co., Ltd.
     (20-25, Nishiki 1-chome, Naka-ku, Nagoya City, Aichi)
Osaka Sales Department, NIS Group Co., Ltd.
     (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)
Tokyo Stock Exchange, Inc.
     (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Semi-annual Financial Report

FIRST SECTION:	CORPORATE INFORMATION
Note:	All amounts are rounded down to the nearest million yen, and all percentages are rounded to the nearest one-tenth of one percent in this semi-annual financial report.

ITEM 1.	OVERVIEW OF THE CORPORATION
1.	Key Financial Data and Trends

	Six Months Ended / As of September 30,			Year Ended / As of March 31,
	2005	2006	2007	2006	2007

	(In millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥28,387	¥37,862	¥51,686	¥60,991	¥88,152
Ordinary income	5,217	6,216	1,146	12,785	9,323
Net income (losses)	4,989	(452)	(1,959)	9,033	8
Net assets	67,490	85,548	79,961	79,824	86,747
Total assets	249,877	402,195	388,827	350,861	403,880
Net assets per share (in yen)	105.57	28.81	536.26	58.35	29.01
Net income (losses) per share (in yen):
Basic	7.96	(0.16)	(13.84)	6.91	0.00
Diluted	7.35	–	–	6.50	0.00
Net worth ratio (%)	27.0	20.4	19.3	22.8	20.5
Net cash (used in) provided by operating activities	(13,036)	(47,424)	24,154	(89,882)	(67,357)
Net cash (used in) provided by investing activities	(6,139)	(3,234)	889	(17,144)	(8,547)
Net cash provided by (used in) financing activities	19,695	51,099	(20,001)	102,574	79,728
Cash and cash equivalents at end of period	25,958	23,530	32,728	21,105	27,625
Number of employees (persons)	867	1,162	1,222	998	1,166
Average number of temporary employees (persons)	102	94	77	100	90

Non-consolidated Financial Data:
Operating revenues	16,047	18,509	16,332	34,152	36,622
Ordinary income (losses)	3,547	3,039	(3,785)	8,109	4,947
Net income (losses)	4,309	(1,541)	(5,855)	6,944	64
Common stock	8,802	16,289	16,289	11,848	16,289
Issued shares (in thousand shares)	666,077	2,917,887	145,894	1,406,470	2,917,887
Net assets	64,987	76,667	67,246	74,752	78,820
Total assets	219,613	329,847	314,059	300,715	327,891
Net assets per share (in yen)	101.65	26.92	481.59	54.65	27.66
Net income (losses) per share (in yen):
Basic	6.88	(0.55)	(41.35)	5.32	0.02
Diluted	6.38	–	–	5.02	0.02
Dividends per share for corresponding period (in yen)	2.00	0.16	–	2.10	0.16
Net worth ratio (%)	29.6	23.2	21.4	24.9	24.0
Number of employees (persons)	715	844	815	720	801
Average number of temporary employees (persons)	92	82	64	90	77

Notes:	1.	Consumption taxes are excluded from operating revenues.

	2.	On November 18, 2005, NIS Group Co., Ltd. completed a 2-for-1 stock split.

	3.	On April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.

	4.	On August 31, 2007, NIS Group Co., Ltd. completed a 1-for-20 reverse stock split.

	5.	Figures for diluted net income per share for the six months ended September 30, 2006 and 2007 are not presented as a result of net losses.

	6.	The Accounting Standard Board Statement (“ASBJ Statement”) No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and the Accounting Standard Board Guidance (“ASBJ Guidance”) No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” issued by the Accounting Standard Board of Japan (“ASBJ”) were adopted beginning from the six months ended September 30, 2006.

Semi-annual Financial Report
2.	Description of Business
Principal business operations of NIS Group Co., Ltd. (the “Company”) and its subsidiaries and affiliates (collectively the “Group”) have not significantly changed during the six months ended September 30, 2007.
3.	Overview of Subsidiaries and Affiliates
During the six months ended September 30, 2007, a total of 13 companies were consolidated into the Group due to new establishment and other reasons, and two companies became affiliates accounted for under the equity method.

In addition, two companies were excluded from the scope of consolidation due to a merger and a decrease in the Group’s equity interest. As a result, the Group is comprised of the Company, 65 consolidated subsidiaries and 12 affiliates accounted for under the equity method, as of September 30, 2007.

The most important company that became a consolidated subsidiary or an affiliate accounted for under the equity method during the six months ended September 30, 2007 is as follows:

		Capital		Interest Owned
Company name	Location	(In millions)	Main Business	(%)	Relationship

NI Strategic Partners Co., Ltd.	Shinjuku-ku, Tokyo	¥10	Integrated Financial Services	100.0%	2 Concurrent Directors Office leases

Note: “Main Business” refers to the “Business Segment.”

Semi-annual Financial Report
4.	Employees
(1)	Employees of the Group

	September 30, 2007
	Integrated
	Financial Services	Servicing Business	Real Estate Business	Other Businesses	Total

			(Persons)
Number of Employees	1,082	99	18	23	1,222
	(69)	(7)	(–)	(1)	(77)

Notes:	1.	Each number presented in parentheses is the average number of temporary employees for the six months ended September 30, 2007, which is not included in the relevant number of full-time employees.

	2.	Temporary employees includes part-timers and persons with short-term contracts, and excludes temporary employees dispatched from personnel agencies.
(2)	Employees of the Company

September 30, 2007
(Persons)
Number of Employees	815
(64)

Notes:	1.	Each number presented in parentheses is the average number of temporary employees for the six months ended September 30, 2007, which is not included in the relevant number of full-time employees.

	2.	Temporary employees includes part-timers and persons with short-term contracts, and excludes temporary employees dispatched from personnel agencies.
(3)	Labor Unions

None of the Group’s employees are members of any labor union. We consider relations between management and the employees to be excellent.

Semi-annual Financial Report

ITEM 2.	OVERVIEW OF BUSINESS
1.	Summary of Operating Results
(1)	Business Performance

For the six months ended September 30, 2007, the Japanese economy continued to make a modest recovery, backed by the favorable corporate profitability accompanied by an increase in capital investments, mainly among major companies, as well as a recovery in private consumption.

The Group attempted to accumulate high-quality operating assets and promote efficiency in order to enhance our basis for growth in accordance with our mid-term business strategy announced on May 8, 2007. The Group further restructured its loan portfolio in the loan business, the primary business of its integrated financial services, while intensively allocated consolidated managerial resources to growing businesses such as the servicing business, the real estate business, and the China-related businesses. In addition, the Group also promoted the establishment of a business platform and system to further reinforce sales in the investment banking business.

With regard to the financial results for the six months ended September 30, 2007, total operating revenues were ¥51,686 million, an increase of ¥13,824 million, or 36.5%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in revenue from sales of real estate in the real estate business, despite a decrease in interest income in the loan business due to a decrease in the balance of loans receivable.

Operating income for the six months ended September 30, 2007 was ¥1,853 million, a decrease of ¥4,498 million, or 70.8%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in operating expenses such as costs of sales of real estate reflecting an increase in operating revenues, and an increase in selling, general and administrative expenses due to an additional provision for excess interest repayments-related losses of ¥7,538 million in the loan business, taking into account the recent status on occurrence of excess interest repayments. Consequently, ordinary income for the six months ended September 30, 2007 was ¥1,146 million, a decrease of ¥5,069 million, or 81.6%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase of ¥415 million, or 116.2%, in interest expenses to ¥773 million, due to an expansion of the servicing business.

Net losses for the six months ended September 30, 2007 were ¥1,959 million, due to impairment of investment securities of ¥752 million caused by a decline in the prices of investment securities and impairment of investment in group companies of ¥638 million, both of which were special losses, in addition to a reversal of a portion of deferred tax assets of ¥1,596 million, following careful assessment of their realizability taking into consideration the recent changes in the business environment.

Semi-annual Financial Report
Operating Results by Business Segment are described below:
1.	Integrated Financial Services

In the loan business, the Company and Aprek Co., Ltd., a consolidated subsidiary listed on the JASDAQ Securities Exchange (Code: 8489), engage in secured and unsecured lending to small and medium-sized enterprises (“SMEs”) in Japan. Based on the mid-term business strategy, the Company attempted to accumulate high-quality operating assets through tightening credit screening standards for unsecured lending and strengthening its credit management system, as well as improved the efficiency of its sales structure through integration of its loan offices, while focused on secured lending (real estate finance).

In the leasing business, Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, promotes financial services in the People’s Republic of China, centering on direct finance leases for Chinese companies. Also, NIS Lease Co., Ltd., a consolidated subsidiary, promotes financial services such as leases and installment loans in Japan.

In addition, the Group promotes the credit guarantee business, and the investment banking business in the securities business, including advising on initial public offerings as well as providing proposals and offers for funding techniques to listed venture companies and SMEs.

As a result of these efforts, operating assets for integrated financial services as of September 30, 2007 were ¥198,681 million, a decrease of ¥30,494 million, or 13.3%, compared with the end of the previous fiscal year, due to a decrease of ¥35,385 million, or 16.6%, in notes and loans receivable to ¥178,127 million, caused by tightening of credit screening standards. Operating revenues for the six months ended September 30, 2007 were ¥20,912 million, a decrease of ¥2,138 million, or 9.3%, compared with the corresponding period of the previous fiscal year. Operating income decreased by ¥7,667 million to ¥5,641 million of operating losses, compared to ¥2,026 million of operating income for the corresponding period of the previous fiscal year, due to an additional provision for excess interest repayments-related losses of ¥7,538 million.

2.	Servicing Business

Nissin Servicer Co., Ltd., a consolidated subsidiary listed on the Mothers market of the Tokyo Stock Exchange (Code: 8426), promotes the acquisition of specific money claims through a proactive approach to financial institutions, efficient collection activities which take into consideration the customers’ revitalization efforts and profitability, and enhancement of real estate-related revitalization businesses.

As a result of these efforts, the total balance of purchased loans receivable and real estate for sale in the servicing business as of September 30, 2007 was ¥54,424 million, an increase of ¥3,419 million, or 6.7%, compared with the end of the previous fiscal year. Operating revenues from the servicing business for the six months ended September 30, 2007 were ¥10,924 million, a decrease of ¥1,115 million, or 9.3%, and operating income was ¥5,069 million, an increase of ¥1,817 million, or 55.9%, compared with the corresponding period of the previous fiscal year, respectively.

Semi-annual Financial Report
3.	Real Estate Business

The Group, primarily through NIS Property Co., Ltd., a consolidated subsidiary, attempted to improve the value of assets held as well as investment efficiency.

As a result of these efforts, the total balance of real estate for sale and real estate under construction for sale in the real estate business as of September 30, 2007 was ¥28,350 million, an increase of ¥1,752 million, or 6.6%, compared with the end of the previous fiscal year. Operating revenues from the real estate business for the six months ended September 30, 2007 were ¥19,018 million, an increase of ¥16,356 million, or 614.4%, and operating income was ¥3,795 million, an increase of ¥3,361 million, or 774.9%, compared to the corresponding period of the previous fiscal year, respectively.

4.	Other Businesses

The Group engages in other businesses, including SME support services. Operating revenues from other businesses for the six months ended September 30, 2007 were ¥830 million, an increase of ¥722 million, or 665.0%, and operating losses were ¥114 million, a decrease of ¥68 million, compared to the corresponding period of the previous fiscal year, respectively.
(2)	Cash Flows

As of September 30, 2007, cash and cash equivalents (“Cash”) were ¥32,728 million, an increase of ¥5,103 million, compared with the end of the previous fiscal year. Overviews of cash flows are as follows:

(Cash Flows from Operating Activities)
Net Cash provided by operating activities for the six months ended September 30, 2007 was ¥24,154 million, compared to ¥47,424 million used for the corresponding period of the previous fiscal year. Cash provided during the six months ended September 30, 2007 mainly comprised ¥27,736 million provided by net collection of notes and loans receivable, compared to ¥30,214 million used for the corresponding period of the previous fiscal year, while losses before income taxes and minority interest were ¥278 million, compared to ¥526 million of income before income taxes and minority interest for the corresponding period of the previous fiscal year.
(Cash Flows from Investing Activities)
Net Cash provided by investing activities for the six months ended September 30, 2007 was ¥889 million, compared to ¥3,234 million used for the corresponding period of the previous fiscal year. Cash provided during the six months ended September 30, 2007 mainly comprised ¥2,058 million provided by redemption of investment securities, compared to ¥1,225 million provided for the corresponding period of the previous fiscal year.
(Cash Flows from Financing Activities)
Net Cash used in financing activities for the six months ended September 30, 2007 was ¥20,001 million, compared to ¥51,099 million provided for the corresponding period of the previous fiscal year. Cash used during the six months ended September 30, 2007 mainly comprised ¥24,919 million used in net repayments of interesting-bearing debt, compared to ¥45,166 million provided for the corresponding period of the previous fiscal year.

Semi-annual Financial Report
2.	Operating Results
(1)	Operating Results of the Group

1.	Operating Revenues by Business Segment

	Six Months Ended September 30,				Year Ended March 31,
	2006		2007		2007
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(In millions except percentages)
Integrated Financial Services:
Interest income from notes and loans receivable:
Secured loans	¥3,339	8.7%	¥3,390	6.6%	¥7,156	8.1%
SME loans	8,641	22.8	6,375	12.3	16,379	18.6
Discount notes	105	0.3	78	0.1	209	0.2
Consumer loans	3,959	10.5	2,664	5.2	7,260	8.3

Total	16,046	42.3	12,508	24.2	31,005	35.2

Fees received	1,951	5.2	1,453	2.8	4,068	4.6
Guarantee fees received	878	2.3	1,029	2.0	1,880	2.1
Revenue from leases and installment loans	2,940	7.8	2,931	5.7	5,897	6.7
Other	1,234	3.3	2,989	5.8	3,292	3.7

Total	7,005	18.6	8,404	16.3	15,139	17.1

Sub-total	23,051	60.9	20,912	40.5	46,144	52.3

Servicing Business:
Revenue from purchased loans	8,613	22.7	6,085	11.8	18,856	21.4
Revenue from sales of real estate	2,292	6.1	3,520	6.8	10,678	12.1
Other	1,134	3.0	1,318	2.5	2,219	2.5

Sub-total	12,040	31.8	10,924	21.1	31,754	36.0

Real Estate Business:
Revenue from sales of real estate	2,100	5.5	18,072	35.0	8,691	9.9
Other	561	1.5	945	1.8	1,316	1.5

Sub-total	2,662	7.0	19,018	36.8	10,008	11.4

Other Businesses:
Other	108	0.3	830	1.6	245	0.3

Total	¥37,862	100.0%	¥51,686	100.0%	¥88,152	100.0%

Notes:	1.	Business segments presented above are identical to the business segments presented in “Segment Information – Business Segment Information.”

	2.	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report
2.	Operating Assets by Business Segment

	September 30,				March 31,
	2006		2007		2007
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(In millions except percentages)
Integrated Financial Services:
Notes and loans receivable:
Secured loans	¥123,302	37.6%	¥86,094	30.6%	¥102,623	33.4%
SME loans	84,850	25.9	63,025	22.4	75,671	24.7
Discount notes	1,615	0.5	920	0.3	1,772	0.6
Consumer loans	37,896	11.5	28,087	10.0	33,444	10.9

Total	247,665	75.5	178,127	63.3	213,512	69.6

Assets held for finance leases, of which ownership is
non-transferable:
Machinery	282	0.1	272	0.1	292	0.1
Equipment	2,597	0.8	2,501	0.9	2,685	0.8
Software	418	0.1	499	0.2	477	0.2
Other	47	0.0	35	0.0	41	0.0

Total	3,346	1.0	3,308	1.2	3,497	1.1

Assets held for operating leases	1,842	0.6	2,141	0.8	2,094	0.7
Installment loans	5,791	1.8	12,797	4.5	8,186	2.7
Other	2,765	0.8	2,306	0.8	1,884	0.6

Sub-total	261,412	79.7	198,681	70.6	229,175	74.7

Servicing Business:
Purchased loans receivable	25,144	7.7	34,846	12.3	31,565	10.3
Real estate for sale	14,519	4.4	19,577	7.0	19,439	6.3

Sub-total	39,664	12.1	54,424	19.3	51,004	16.6

Real Estate Business:
Real estate for sale and real estate under construction for sale	27,058	8.2	28,350	10.1	26,598	8.7

Sub-total	27,058	8.2	28,350	10.1	26,598	8.7

Total	¥328,135	100.0%	¥281,456	100.0%	¥306,779	100.0%

Notes:	1.	Installment loans presented above are the amount after deduction of unearned revenue from installment loans.

	2.	In addition to those presented above, the amount of loans and accounts receivable of other companies that the Group guarantees in connection with the credit guarantee business in the integrated financial services segment is as follows:

	September 30,		March 31,
	2006	2007	2007
	Amount	Amount	Amount

	(In millions)
Guarantees for loans and accounts receivable	¥17,481	¥17,907	¥17,398

Note: Guarantees for loans and accounts receivable presented above are the amount after the deduction of reserve for guarantee losses.

Semi-annual Financial Report
(2)	Operating Results of the Company
A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”
1.	Loans Outstanding by Category

	September 30, 2006
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate
	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (excluding housing loans)	32,542	47.0%	¥37,466	16.3%	23.38%
Secured loans (excluding housing loans)	151	0.2	1,602	0.7	10.53
Housing loans	–	–	–	–	–

Sub-total	32,693	47.2	39,068	17.0	22.85
SMEs:
Unsecured loans	35,779	51.7	72,071	31.3	23.19
Secured loans	604	0.9	118,928	51.6	6.88
Discount notes	116	0.2	186	0.1	10.67

Sub-total	36,499	52.8	191,185	83.0	13.04

Total	69,192	100.0%	¥230,254	100.0%	14.70%

	September 30, 2007
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate
	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (excluding housing loans)	23,664	44.1%	¥27,959	13.8%	21.26%
Secured loans (excluding housing loans)	134	0.3	1,377	0.7	9.91
Housing loans	–	–	–	–	–

Sub-total	23,798	44.4	29,336	14.5	20.73
SMEs:
Unsecured loans	29,201	54.4	54,050	26.6	21.77
Secured loans	582	1.1	119,392	58.8	7.58
Discount notes	74	0.1	149	0.1	7.60

Sub-total	29,857	55.6	173,591	85.5	12.00

Total	53,655	100.0%	¥202,928	100.0%	13.26%

Notes:	1. Each amount represents the sum of loans receivable and notes receivable.
2. The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Semi-annual Financial Report
2.	Loans Outstanding by Type of Pledged Assets

	September 30,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Investment securities	53	0.1%	¥5,972	2.6%	34	0.1%	¥4,264	2.1%
Of which equity stock	41	0.1	5,713	2.5	17	0.0	2,471	1.2
Receivables	33	0.1	249	0.1	48	0.1	491	0.2
Of which bank deposits	–	–	–	–	–	–	–	–
Inventories	17	0.0	627	0.3	6	0.0	201	0.1
Real estate	649	0.9	113,648	49.3	628	1.2	115,812	57.1
Foundations	–	–	–	–	–	–	–	–
Other	3	0.0	33	0.0	–	–	–	–

Sub-total	755	1.1	120,530	52.3	716	1.4	120,769	59.5

Guaranteed	43,363	62.6	81,893	35.6	32,591	60.7	58,856	29.0
Unsecured	24,958	36.1	27,643	12.0	20,274	37.8	23,152	11.4
Discount notes	116	0.2	186	0.1	74	0.1	149	0.1

Sub-total	68,437	98.9	109,723	47.7	52,939	98.6	82,158	40.5

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Notes:	1. Each amount represents the sum of loans receivable and notes receivable.
2. The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
3.	Loans Outstanding by Loan Term

	September 30,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Revolving loans	24,958	36.1%	¥27,643	12.0%	20,274	37.8%	¥23,152	11.4%
1 year or less	1,067	1.5	92,535	40.2	923	1.7	95,479	47.1
Over 1 year to 5 years	41,208	59.6	101,487	44.1	30,928	57.7	77,181	38.0
Over 5 years to 10 years	1,944	2.8	8,394	3.6	1,519	2.8	5,868	2.9
Over 10 years to 15 years	15	0.0	193	0.1	11	0.0	1,245	0.6
Over 15 years to 20 years	–	–	–	–	–	–	–	–
Over 20 years to 25 years	–	–	–	–	–	–	–	–
Over 25 years	–	–	–	–	–	–	–	–

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Average loan term per account	49 months				48 months

Notes:	1. The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years, because contracts are automatically renewed every three years.
2. Each amount represents the sum of loans receivable and notes receivable.
3. The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Semi-annual Financial Report
4.	Loans Outstanding by Type of Industry

	September 30,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Manufacturing	1,880	2.8%	¥5,254	2.3%	1,557	2.9%	¥3,494	1.7%
Construction	4,089	5.9	12,933	5.6	3,144	5.9	7,441	3.7
Public utilities	–	–	–	–	–	–	–	–
Transportation / Communication	852	1.2	1,907	0.8	690	1.3	2,302	1.1
Wholesale / Retail / Restaurants	20,593	29.8	42,965	18.7	16,781	31.3	32,596	16.1
Finance / Insurance	268	0.4	4,047	1.8	196	0.4	3,587	1.8
Real estate	838	1.2	80,355	34.9	832	1.5	88,147	43.3
Services	7,142	10.3	41,438	18.0	6,038	11.2	34,054	16.8
Individuals	32,693	47.2	39,068	17.0	23,798	44.4	29,336	14.5
Other	837	1.2	2,283	0.9	619	1.1	1,965	1.0

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Notes:	1. Each amount represents the sum of loans receivable and notes receivable.
2. The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
5.	Funding Status

	September 30,
	2006		2007
		Average Borrowing		Average Borrowing
	Amount	Interest Rate	Amount	Interest Rate
	(In millions except percentages)
Borrowings from financial institutions	¥153,492	1.52%	¥109,216	1.79%
Other	89,820	0.94	122,280	1.96
Of which bonds and commercial paper	56,850	0.97	92,030	2.07

Total	¥243,313	1.29%	¥231,497	1.87%

Company’s capital	¥97,763	–%	¥96,594	–%
Of which common stock	16,289	–	16,289	–

Notes:	1. The Company’s capital represents the amount of total assets plus allowances and reserves, less the sum of total liabilities and the planned amount of dividends.
2. The average borrowing interest rate is the weighted-average interest rate of borrowings during the period.

Semi-annual Financial Report
B.	Overview of Operations

1.	Number of Branches

	September 30,
	2006	2007

Manned branches and loan offices	47	25

2.	Operating Revenues
(a)	Operating Revenue by Operating Activity

	Six Months Ended September 30,
	2006		2007
	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Interest income from notes and loans receivable:
Secured loans	¥3,195	17.3%	¥3,201	19.6%
SME loans	7,728	41.7	5,379	32.9
Discount notes	11	0.1	8	0.1
Consumer loans	3,959	21.4	2,664	16.3

Sub-total	14,895	80.5	11,253	68.9

Other financial income:
Interest income from deposits	0	0.0	4	0.0
Interest income from securities	–	–	1,569	9.6
Other	6	0.0	4	0.1

Sub-total	7	0.0	1,578	9.7

Other operating income:
Fees received	1,896	10.2	1,450	8.9
Recovery from loans previously charged-off	422	2.3	477	2.9
Guarantee fees received	788	4.3	908	5.5
Other	499	2.7	663	4.1

Sub-total	3,606	19.5	3,500	21.4

Total	¥18,509	100.0%	¥16,332	100.0%

Note: Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report
(b)	Interest Income from Notes and Loans Receivable by Region

	Six Months Ended September 30,
	2006		2007
Region	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Hokkaido	¥499	3.3%	¥275	2.5%
Tohoku	331	2.2	230	2.0
Kanto	8,468	56.9	7,098	63.1
Chubu	1,080	7.3	477	4.2
Kinki	2,241	15.0	1,864	16.6
Chugoku	742	5.0	367	3.3
Shikoku	331	2.2	227	2.0
Kyushu	1,200	8.1	712	6.3

Total	¥14,895	100.0%	¥11,253	100.0%

Notes: 1.	Consumption taxes are excluded from the amounts presented above.
2.	Regions are categorized by location of branches and/or loan offices. The prefectures included in each region are as follows: (The same definitions of regions also apply under 4 – (d))

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa
3.	Originated Loan Amounts by Product

	Six Months Ended September 30,
	2006		2007
Loan Product	Amount	Percentage of Total	Amount	Percentage of Total
	(In millions except percentages)
Secured loans	¥102,677	77.3%	¥95,572	85.1%
SME loans	23,489	17.7	13,521	12.0
Discount notes	445	0.3	298	0.3
Consumer loans	6,299	4.7	2,929	2.6

Total	¥132,911	100.0%	¥112,321	100.0%

Semi-annual Financial Report
4.	Loans Outstanding
(a)	Loans Outstanding by Product

	September 30,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	(In millions except accounts and percentages)
Secured loans	637	0.9%	¥116,706	50.7%	593	1.1%	¥119,448	58.9%
SME loans	35,869	51.8	75,465	32.8	29,296	54.6	55,242	27.2
Discount notes	116	0.2	186	0.1	74	0.1	149	0.1
Consumer loans	32,570	47.1	37,896	16.4	23,692	44.2	28,087	13.8

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.

	2.	The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(b)	Loans Outstanding by Loan Balance

	September 30,
	2006					2007
Loan Balance	Number of Accounts	Percentage of Total	Balance	Percentage of Total	Number of Accounts	Percentage of Total	Balance	Percentage of Total
	(In millions except accounts and percentages)
¥500,000 or less	19,288	27.9%	¥5,505	2.4%	16,167	30.1%	¥4,198	2.1%
¥500,001 ~ ¥1,000,000	14,431	20.8	11,168	4.8	10,435	19.4	8,095	4.0
¥1,000,001 ~ ¥3,000,000	25,786	37.3	46,726	20.3	19,345	36.1	35,637	17.6
¥3,000,001 ~ ¥5,000,000	7,192	10.4	28,726	12.5	5,995	11.2	23,796	11.7
¥5,000,001 ~ ¥10,000,000	1,792	2.6	11,942	5.2	1,166	2.2	7,532	3.7
Over ¥10,000,000	703	1.0	126,185	54.8	547	1.0	123,666	60.9

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Average balance of loans outstanding per account (in thousands)	¥3,327				¥3,782

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.

	2.	The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Semi-annual Financial Report
(c)	Loans Outstanding by Interest Rate

	September 30,
	2006				2007
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total
	In millions except accounts and percentages
Less than 15%	777	1.1%	¥123,152	53.5%	2,537	4.7%	¥130,746	64.4%
From 15% to less than 20%	4,113	6.0	16,032	7.0	7,983	14.9	18,348	9.0
From 20% to less than 25%	41,120	59.4	69,758	30.3	26,958	50.2	38,871	19.2
From 25% to 29.2%	23,182	33.5	21,311	9.2	16,177	30.2	14,961	7.4

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Average contractual interest rate (%)	14.70%				13.26%

Notes: 1.	Each amount represents the sum of loans receivable and notes receivable.

2.	The average contractual interest rate is the weighted-average interest rate as of the end of the corresponding period of the fiscal year and does not include fees, etc.

3.	The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(d)	Loans Outstanding by Region

	September 30,
	2006				2007
Region	Number of Accounts	Percentage of Total	Balance	Percentage of Total	Number of Accounts	Percentage of Total	Balance	Percentage of Total
	(In millions except accounts and percentages)
Hokkaido	2,304	3.3%	¥3,970	1.7%	501	0.9%	¥1,132	0.6%
Tohoku	1,284	1.9	3,035	1.3	998	1.9	1,894	0.9
Kanto	38,011	54.9	157,645	68.5	32,554	60.6	155,856	76.7
Chubu	4,568	6.6	9,201	4.0	1,107	2.1	2,445	1.2
Kinki	7,310	10.6	28,825	12.5	10,135	18.8	26,284	13.0
Chugoku	3,360	4.8	5,682	2.5	728	1.4	1,381	0.7
Shikoku	7,534	10.9	8,712	3.8	5,932	11.1	7,294	3.6
Kyushu	4,821	7.0	13,181	5.7	1,700	3.2	6,637	3.3

Total	69,192	100.0%	¥230,254	100.0%	53,655	100.0%	¥202,928	100.0%

Notes: 1.	The definitions of regions are listed in 2 – (b).

2.	Each amount represents the sum of loans receivable and notes receivable.

3.	The above data as of September 30, 2007 includes ¥35,883 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Semi-annual Financial Report
3.	Challenges for the Group

The Company historically provided credit to both consumers and SMEs. In 2004, the Company sold most of its unguaranteed consumer loan receivables and started to focus on the business of providing credit to SMEs. It also diversified into other growth areas such as real estate finance and investments, investment banking, non-performing loan servicing and leasing services in China. However, the circumstances surrounding the non-bank finance business became more severe than expected following the amendment to the Moneylending Business Law in 2006. In light of this environment, in order to improve operational efficiency and enhance its business expansion, the Company needs to supplement its credit and stabilize its financial base.

On December 10, 2007, the Company executed definitive agreements with TPG, a private equity firm, to form a strategic investment and business alliance, sharing a common understanding of the business environment and challenges facing non-bank finance companies in Japan. Under the agreements, the Company will issue new shares and equity warrants, of which the total amount will be equivalent to ¥20 billion, through a third-party allotment to TPG Vision Upper I.

While strengthening its financial base and enhancing liquidity through this capital increase, the Company will endeavor to maximize its corporate value by leveraging the international network, management know-how and global best practices TPG has obtained through its investment and management expertise.

See “ITEM 5. FINANCIAL STATEMENTS – NOTES TO SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS - Significant Subsequent Events” for details of the issuance of new shares and equity warrants.

4.	Significant Contracts

None

5.	Research and Development

None

Semi-annual Financial Report

ITEM 3.	OVERVIEW OF PROPERTY AND EQUIPMENT
1.	Major Property and Equipment

There were no significant changes in the Group’s major property and equipment during the six months ended September 30, 2007.

2.	Plans for Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1.	Assets for Internal Use

The following relocations and acquisitions, which were planned as of March 31, 2007, were implemented during the six months ended September 30, 2007:

	Description	Expenditures
Company Name	(Business Segment)	(In millions)	Date of Completion

NIS Group Co., Ltd.	Equipment installation and	¥26	September 2007
	other of Tokyo head office
	(Integrated financial services)

	Relocation and renovation of 3	2	September 2007
	branch offices
	(Integrated financial services)

Note: Consumption taxes are excluded from the amounts presented above.
In addition, there were no significant plans for relocations and acquisitions of major property and equipment newly determined during the six months ended September 30, 2007.

2.	Assets Held for Leases

The following acquisition of assets held for leases, which was planned as of March 31, 2007, was implemented during the six months ended September 30, 2007:

	Description	Expenditures
Company Name	(Business Segment)	(In millions)

NIS Lease Co., Ltd.	Assets held for leases	¥3,037
	(Integrated financial services)

Note: Consumption taxes are excluded from the amount presented above.
In addition, there were no significant changes in plans for acquisitions of assets held for leases during the six months ended September 30, 2007.

(2)	Disposals of Major Property and Equipment

There were no disposals of major property and equipment planned or implemented as of March 31, 2007.

In addition, there were no significant plans for disposals of major property and equipment newly determined during the six months ended September 30, 2007.

Semi-annual Financial Report

ITEM 4.	OVERVIEW OF THE COMPANY
1.	Information on Capital Stock

(1)	The Total Number of Shares
1.	Total Number of Authorized Shares

Type of Shares	Number of Shares (shares)

Common stock	384,000,000

Total	384,000,000

2.	Total Number of Issued Shares

		December 13, 2007
	September 30, 2007	(Filing date)
Type of Shares	(Shares)	(Shares)	Stock Exchange	Details

Common stock	145,894,350	145,894,350	Tokyo Stock Exchange (First Section) New York Stock Exchange	–

Total	145,894,350	145,894,350	–	–

Note:	The number of issued shares of common stock as of the filing date does not include the number of shares newly issued upon the exercise of stock acquisition rights during the period from December 1, 2007 to the filing date of this semi-annual financial report.

Semi-annual Financial Report
(2)	Information on Stock Acquisition Rights

Stock Acquisition Rights
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2007	November 30, 2007

Number of stock acquisition rights:	400 units	400 units
Number of stock acquisition rights for share repurchases:	–	–
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	19,200 shares (Note 1)	19,200 shares (Note 1)
Amount to be paid in upon exercise:	¥1,100 per share (Note 2)	¥1,100 per share (Note 2)
Exercise period:	From February 1, 2005	From February 1, 2005
	to January 31, 2008	to January 31, 2008
Exercise price:	¥1,100 per share	¥1,100 per share
Amount to be credited to common stock:	¥550 per share	¥550 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition rights contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	–
Restriction on issuance in connection with organizational restructuring:	–

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1
Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of		Number of newly issued	×	Paid-in price per share
Paid-in amount as	=	Paid-in amount	×	already issued	+	(distributed) shares
adjusted		before adjustment		shares		Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Semi-annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2007	November 30, 2007

Number of stock acquisition rights:	3,296 units	3,296 units
Number of stock acquisition rights for share repurchases:	–	–
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	158,208 shares (Note 1)	158,208 shares (Note 1)
Amount to be paid in upon exercise:	¥1,340 per share (Note 2)	¥1,340 per share (Note 2)
Exercise period:	From May 1, 2005	From May 1, 2005
	to April 30, 2008	to April 30, 2008
Exercise price:	¥1,340 per share	¥1,340 per share
Amount to be credited to common stock:	¥670 per share	¥670 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition rights contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	–
Restriction on issuance in connection with organizational restructuring:	–

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1
Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of		Number of newly issued	×	Paid-in price per share
Paid-in amount as	=	Paid-in amount	×	already issued	+	(distributed) shares
adjusted		before adjustment		shares		Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Semi-annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2005)

	September 30, 2007	November 30, 2007

Number of stock acquisition rights:	19,390 units	19,390 units
Number of stock acquisition rights for share repurchases:	–	–
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	387,800 shares (Note 1)	387,800 shares (Note 1)
Amount to be paid in upon exercise:	¥1,160 per share (Note 2)	¥1,160 per share (Note 2)
Exercise period:	From August 1, 2005	From August 1, 2005
	to July 31, 2008	to July 31, 2008
Exercise price:	¥1,160 per share	¥1,160 per share
Amount to be credited to common stock:	¥580 per share	¥580 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition rights contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	–
Restriction on issuance in connection with organizational restructuring:	–

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1
Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of		Number of newly issued	×	Paid-in price per share
Paid-in amount as	=	Paid-in amount	×	already issued	+	(distributed) shares
adjusted		before adjustment		shares		Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Semi-annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2005)

	September 30, 2007	November 30, 2007

Number of stock acquisition rights:	3,950 units	3,950 units
Number of stock acquisition rights for share repurchases:	–	–
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	79,000 shares (Note 1)	79,000 shares (Note 1)
Amount to be paid in upon exercise:	¥2,620 per share (Note 2)	¥2,620 per share (Note 2)
Exercise period:	From April 1, 2006	From April 1, 2006
	to March 31, 2009	to March 31, 2009
Exercise price:	¥2,620 per share	¥2,620 per share
Amount to be credited to common stock:	¥1,310 per share	¥1,310 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the stock acquisition rights contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	–
Restriction on issuance in connection with organizational restructuring:	–

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1
Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition rights, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of		Number of newly issued	×	Paid-in price per share
Paid-in amount as	=	Paid-in amount	×	already issued	+	(distributed) shares
adjusted		before adjustment		shares		Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Semi-annual Financial Report
(3)	Shareholder Rights Plan (As a Defensive Measure against Hostile Takeover Bids)
          None
(4)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Decrease in Issued	Balance of Issued	Change in	Balance of	Change in	Balance of
	Common Stock	Common Stock	Common	Common	Additional	Additional
Date	(Shares)	(Shares)	Stock	Stock	Paid-in Capital	Paid-in Capital
(In millions except shares)

August 31, 2007	2,771,992,662	145,894,350	–	¥16,289	–	¥18,586

Note:	The Company completed a 1-for-20 reverse stock split of its 2,917,887,012 common stock on August 31, 2007.
(5)	Principal Shareholders

		September 30, 2007
		Number of
		Shares Owned	Percentage of
Name	Address	(Thousand shares)	Total Issued Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	16,785	11.50%
Shuho, Ltd.	3-1, Nishi-Shinjuku 7-chome, Shinjuku-ku, Tokyo	16,314	11.18
Kunihiko Sakioka	Setagaya-ku, Tokyo	4,481	3.07
Sumitomo Mitsui Banking Corporation	1-2, Yuraku-cho 1-chome, Chiyoda-ku, Tokyo	4,301	2.95
Hideo Sakioka	Matsuyama City, Ehime	3,934	2.70
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	3,874	2.66
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	2,107	1.44
Midori Moriyama	Matsuyama City, Ehime	2,046	1.40
Michimasa Sakioka	Matsuyama City, Ehime	1,855	1.27
Morgan Stanley & Co. International Plc.	25 Cabot Square, Canary Wharf, London, E14 4QA, England
(Standing agent: Morgan Stanley Japan Securities Co., Ltd.)	(20-3, Ebisu 4-chome, Shibuya-ku, Tokyo)	1,486	1.02

Total	–	57,187	39.20%

Notes:	1. 6,259 thousand shares of treasury stock, comprising 4.29% of the total number of issued shares as of September 30, 2007, are not accounted for in the above list of principal shareholders.

2. According to the Report on Large Shareholdings submitted on September 7, 2007, Nomura Securities Co., Ltd. and four other institutions jointly owned shares of the Company as of August 31, 2007, but these are excluded from the above list of principal shareholders since the exact number of shares owned by these institutions as of September 30, 2007 could not be confirmed.

The information of these institutions in the Report on Large Shareholdings is as follows:

		August 31, 2007
		Number of	Percentage of
		Shares Owned	Total Issued
Name	Address	(Shares)	Shares

Nomura Securities Co., Ltd.	9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo	2,547,607	1.75%
Nomura International Plc.	Nomura House, 1 St. Martin’s le Grand, London, EC1A, England	3,055,425	2.09
Nomura Securities International, Inc.	2 World Financial Center, Building B, New York, N.Y. 10281-1198	192,032	0.13
Nomura Holding America, Inc.	2 World Financial Center, Building B, New York, N.Y. 10281-1198	–	–
Nomura Asset Management Co., Ltd.	12-1, Nihonbashi 1-chome Chuo-ku, Tokyo	3,841,610	2.63

3. Of the shares held above, the following are related to trust businesses:

The Master Trust Bank of Japan, Ltd.	3,874 thousand shares
Japan Trustee Services Bank, Ltd.	2,107 thousand shares

Semi-annual Financial Report
(6)	Voting Rights of Capital Stock
1.	Issued Shares
The following table shows the numbers of shares issued and voting rights by type of such issued shares as of September 30, 2007:

	Number of Issued Shares		Number of
Type	(Shares)		Voting Rights	Details

Non-voting capital stock		–	–	–
Capital stock with restricted voting rights (Treasury stock and others)		–	–	–
Capital stock with restricted voting rights (Others)		–	–	–
Capital stock with voting rights	(Treasury stock)
(Treasury stock)	Common stock:	6,259,700	–	–
Capital stock with voting rights (Others)	Common stock:	138,182,800	1,381,828	–
Capital stock below 1 unit under the Japanese Unit Share System	Common stock:	1,451,850	–	–
Total number of shares of capital stock issued		145,894,350	–	–
Total number of voting rights		–	1,381,828	–

Notes:	1. 74,300 shares (equivalent to 743 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others).”
2. 50 shares of treasury stock are included in the “Capital stock below one unit under Japanese Unit Share System.”
2.	Treasury Stock
The following table shows the details relating to treasury stock as of September 30, 2007:

		Shares of Common Stock Owned as of September 30, 2007
		Under the	Under Other	Total Number of	Percentage of Total
Owner	Address	Company’s Name	Names	Shares	Issued Shares
		(Shares except percentages)

(Treasury stock)	7-6, Chifune-machi 5-chome,	6,259,700	–	6,259,700	4.29%
NIS Group Co., Ltd.	Matsuyama City, Ehime

Total	–	6,259,700	–	6,259,700	4.29%

2.	Market Price Information
The following table shows the monthly highest and lowest prices of the shares of the Company’s common stock during the six months ended September 30, 2007:

	April 2007	May 2007	June 2007	July 2007	August 2007	September 2007
	(In yen)

Highest	¥70	¥65	¥55	¥52	¥48	¥579
					[714]
Lowest	59	53	48	33	31	304
					[560]

Note:	The above prices are those quoted on the Tokyo Stock Exchange, First Section, and the prices in brackets are the ex-right prices following completion of the reverse stock split.

Semi-annual Financial Report
3.	Changes in Directors and Statutory Auditors
Changes in Directors and Statutory Auditors during the period from the filing date of the Annual Financial Report for the previous fiscal year to the filing date of this Semi-annual Financial Report are as follows:
Internal Reassignment

Current Position	Previous Position	Name	Date of Reassignment

Chairman, Representative Director of the Board, President & CEO (Head of Investment Banking, Sales & Marketing)	Chairman, Representative Director of the Board & Co-CEO	Kunihiko Sakioka	October 1, 2007

Vice-Chairman of the Board & Executive Officer	President, Representative Director of the Board & Co-CEO	Shinsuke Amiya	October 1, 2007

Senior Executive Director of the Board & Executive Officer	Senior Executive Director of the Board & Executive Officer (Head of Investment Banking, Sales & Marketing, and Investment Banking Group Manager)	Toshioki Otani	October 1, 2007

Director of the Board & Executive Officer (Deputy Head of Strategy & Operations Control, and General Manager of Strategic Planning Department and General Affairs Department	Director of the Board & Executive Officer (Deputy Head of Strategy & Operations Control, and General Manager of Strategic Planning Department)	Akira Imaki	November 1, 2007

Semi-annual Financial Report

ITEM 5.	FINANCIAL STATEMENTS
1.	In respect of the requirements for the preparation of the semi-annual consolidated and non-consolidated financial statements:
(1)	The preparation of the semi-annual consolidated financial statements conforms to the Regulations concerning Terminology, Forms and Methods of Preparation of the Semi-annual Consolidated Financial Statements (the “SCFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 24, 1999).

The semi-annual consolidated financial statements as of and for the six months ended September 30, 2006 were prepared in conformity with the SCFS Regulations before it was amended, and the semi-annual consolidated financial statements as of and for the six months ended September 30, 2007 were prepared in conformity with the SCFS Regulations as amended.

(2)	The preparation of the semi-annual non-consolidated financial statements conforms to the Regulations concerning Terminology, Forms and Methods of Preparation of the Semi-annual Financial Statements (the “SFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 38, 1977).

The semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2006 were prepared in conformity with the SFS Regulations before it was amended, and the semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2007 were prepared in conformity with the SFS Regulations as amended.
2.	In respect of the report of independent certified public accountants:

The semi-annual consolidated financial statements and the semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2006 and 2007 were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law Regulation 193-2 and the Japanese Financial Instruments and Exchange Law Regulation 193-2-1, respectively.

Semi-annual Financial Report
1.	Semi-annual Consolidated Financial Statements
(1)	Semi-annual Consolidated Financial Statements
1.	Consolidated Balance Sheets

	September 30,				March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥24,548		¥33,822		¥28,321
Notes and loans receivable (Notes 2,3,5,6,7,8 and 11)	247,665		178,127		213,512
Purchased loans receivable	25,144		34,846		31,565
Real estate for sale in the servicing business (Note 2)	14,519		19,577		19,439
Real estate for sale and real estate under construction for sale in the real estate business (Note 2)	27,058		28,350		26,598
Other (Notes 2 and 10)	21,923		50,968		39,624
Allowance for loan losses	(13,426)		(15,594)		(14,729)

Total Current Assets	347,434	86.4%	330,098	84.9%	344,332	85.3%

Fixed Assets:
Tangible fixed assets: (Note 1)
Assets held for leases	4,766		4,935		5,086
Land	825		1,958		1,919
Other	933		1,479		1,463

Total tangible fixed assets	6,524		8,373		8,469

Intangible fixed assets	2,380		2,244		2,390

Investments and other assets:
Investment securities (Note 9)	30,023		32,654		36,009
Other (Note 6)	21,349		22,870		20,026
Allowance for loan losses	(5,517)		(7,825)		(7,347)

Total investments and other assets	45,855		47,699		48,688

Total Fixed Assets	54,761	13.6	58,317	15.0	59,548	14.7

Deferred Assets	–	–	411	0.1	–	–

Total Assets	¥402,195	100.0%	¥388,827	100.0%	¥403,880	100.0%

Semi-annual Financial Report

	September 30,				March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets

	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥1,246		¥582		¥771
Short-term borrowings (Notes 2 and 7)	56,071		18,935		55,396
Current portion of long-term borrowings (Notes 2 and 7)	69,209		75,820		83,192
Current portion of bonds	1,460		25,460		8,460
Commercial paper	30,000		27,000		27,100
Accrued income taxes	2,527		5,166		3,714
Accrued bonuses for employees	604		605		686
Accrued bonuses for directors	38		8		81
Reserve for guarantee losses	846		1,137		1,065
Other (Notes 5, 8 and 9)	7,688		12,238		10,784

Total Current Liabilities	169,693	42.2%	166,953	42.9%	191,251	47.4%

Long-term Liabilities:
Bonds	26,010		40,530		33,280
Long-term borrowings (Notes 2 and 7)	82,472		61,078		59,628
Asset-backed securities (Note 2)	32,970		20,750		26,957
Obligation under bond buy-back agreement (Note 10)	–		9,500		–
Accrued retirement benefits for directors	379		332		379
Reserve for losses on excess interest repayments	4,165		9,252		4,952
Other	887		399		615

Total Long-term Liabilities	146,885	36.5	141,844	36.5	125,812	31.1

Statutory Reserve:
Reserve for securities transactions	68		68		68

Total Statutory Reserve	68	0.0	68	0.0	68	0.0

Total Liabilities	316,647	78.7	308,865	79.4	317,132	78.5

NET ASSETS:
Shareholders’ Equity:
Common stock	16,289	4.0	16,289	4.2	16,289	4.0
Additional paid-in capital	20,024	5.0	20,180	5.2	20,081	5.0
Retained earnings	47,318	11.8	45,237	11.6	47,196	11.7
Treasury stock	(1,607)	(0.4)	(3,886)	(1.0)	(1,565)	(0.4)

Total Shareholders’ Equity	82,024	20.4	77,820	20.0	82,002	20.3

Valuation and Translation Adjustments:
Unrealized (losses) gains on investment securities	(104)	(0.0)	(3,835)	(1.0)	302	0.1
Deferred losses on hedging instruments	–	–	(0)	(0.0)	(0)	(0.0)
Foreign currency translation adjustments	128	0.0	895	0.3	360	0.1

Total Valuation and Translation Adjustments	24	0.0	(2,939)	(0.7)	662	0.2
Issuance of Stock Acquisition Rights	120	0.0	107	0.0	114	0.0
Minority Interest	3,379	0.9	4,973	1.3	3,968	1.0

Total Net Assets	85,548	21.3	79,961	20.6	86,747	21.5

Total Liabilities and Net Assets	¥402,195	100.0%	¥388,827	100.0%	¥403,880	100.0%

Semi-annual Financial Report
2.	Consolidated Statements of Operations

	Six Months Ended September 30,				Year Ended March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentage of
		Total Operating		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues	¥37,862	100.0%	¥51,686	100.0%	¥88,152	100.0%
Operating Expenses	12,890	34.0	24,208	46.8	36,861	41.8

Net Operating Revenues	24,972	66.0	27,477	53.2	51,290	58.2
Selling, General and Administrative Expenses (Note 1)	18,620	49.2	25,624	49.6	40,855	46.4

Operating Income	6,351	16.8	1,853	3.6	10,435	11.8

Other Income:
Interest income from securities	5		2		7
Interest and dividends received	103		102		123
Income from investment in investment funds	421		42		507
Income from penalty charges	–		69		–
Other	39		29		88

Total Other Income	570	1.5	246	0.5	726	0.8

Other Expenses:
Interest expense	357		773		901
Stock issuance-related costs	164		21		166
Bond issuance costs	12		–		89
Equity losses on affiliates accounted for under the equity method, net	5		60		7
Syndicated loan borrowing costs	14		–		–
Securitization facility costs	73		–		471
Other	76		98		202

Total Other Expenses	705	1.9	953	1.9	1,838	2.0

Ordinary Income	6,216	16.4	1,146	2.2	9,323	10.6

Special Gains:
Gains on sales of investment securities	1,244		34		1,246
Gains on sales of investment in group companies	457		–		457
Gains on reversal of stock acquisition rights	–		6		5
Other	62		–		285

Total Special Gains	1,763	4.7	41	0.1	1,994	2.2

Special Losses:
Losses on disposal of fixed assets	11		13		54
Impairment of investment securities	305		752		1,128
Impairment of investment in group companies	–		638		–
Losses on change in equity interest, net	1		12		–
Adjustment to estimated excess interest repayment-related costs	7,077		–		7,077
Provision for loan losses	44		–		44
Other (Note 2)	13		50		259

Total Special Losses	7,453	19.7	1,466	2.8	8,563	9.7

Income (Losses) before Income Taxes and Minority Interest	526	1.4	(278)	(0.5)	2,754	3.1

Income Taxes:
Current	2,550		5,296		5,776
Deferred	(1,961)		(4,051)		(3,252)

Total Income Taxes	588	1.6	1,244	2.4	2,523	2.9

Minority Interest	390	1.0	436	0.9	221	0.2

Net (Losses) Income	¥(452)	(1.2)%	¥(1,959)	(3.8)%	¥8	0.0%

Semi-annual Financial Report
3.	Consolidated Statements of Changes in Net Assets

(April 1, 2006 ~ September 30, 2006)

	Shareholders’ Equity
					Total
		Additional			Shareholders’
	Common Stock	Paid-in Capital	Retained Earnings	Treasury Stock	Equity

	(In millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576

Changes in items for the six months ended September 30, 2006:
Stock issuance	4,440	4,333	–	–	8,774
Cash dividends (Note)	–	–	(1,503)	–	(1,503)
Directors’ bonuses (Note)	–	–	(98)	–	(98)
Net losses	–	–	(452)	–	(452)
Purchases of treasury stock	–	–	–	(0)	(0)
Sales of treasury stock	–	170	–	225	396
Decrease in affiliates accounted for under the equity method	–	–	356	–	356
Increase in consolidated subsidiaries	–	–	(24)	–	(24)
Net changes in items other than shareholders’ equity	–	–	–	–	–

Total changes for the six months ended September 30, 2006	4,440	4,504	(1,721)	225	7,448

Balance as of September 30, 2006	¥16,289	¥20,024	¥47,318	¥(1,607)	¥82,024

	Valuation and Translation Adjustments
	Unrealized	Foreign	Total	Issuance of
	Gains (Losses)	Currency	Valuation and	Stock
	on Investment	Translation	Translation	Acquisition	Minority	Total
	Securities	Adjustments	Adjustments	Rights	Interest	Net Assets

			(In millions)
Balance as of March 31, 2006	¥5,097	¥150	¥5,248	¥–	¥2,407	¥82,232

Changes in items for the six months ended September 30, 2006:
Stock issuance	–	–	–	–	–	8,774
Cash dividends (Note)	–	–	–	–	–	(1,503)
Directors’ bonuses (Note)	–	–	–	–	–	(98)
Net losses	–	–	–	–	–	(452)
Purchases of treasury stock	–	–	–	–	–	(0)
Sales of treasury stock	–	–	–	–	–	396
Decrease in affiliates accounted for under the equity method	–	–	–	–	–	356
Increase in consolidated subsidiaries	–	–	–	–	–	(24)
Net changes in items other than shareholders’ equity	(5,201)	(22)	(5,224)	120	971	(4,132)

Total changes for the six months ended September 30, 2006	(5,201)	(22)	(5,224)	120	971	3,316

Balance as of September 30, 2006	¥(104)	¥128	¥24	¥120	¥3,379	¥85,548

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting in June 2006.

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)

	Shareholders’ Equity
					Total
		Additional			Shareholders’
	Common Stock	Paid-in Capital	Retained Earnings	Treasury Stock	Equity

	(In millions)
Balance as of March 31, 2007	¥16,289	¥20,081	¥47,196	¥(1,565)	¥82,002

Changes in items for the six months ended September 30, 2007:
Net losses	–	–	(1,959)	–	(1,959)
Purchases of treasury stock	–	–	–	(2,396)	(2,396)
Sales of treasury stock	–	98	–	74	173
Net changes in items other than shareholders’ equity	–	–	–	–	–

Total changes for the six months ended September 30, 2007	–	98	(1,959)	(2,321)	(4,182)

Balance as of September 30, 2007	¥16,289	¥20,180	¥45,237	¥(3,886)	¥77,820

	Valuation and Translation Adjustments
	Unrealized	Deferred	Foreign	Total	Issuance of
	Gains (Losses)	(Losses) Gains	Currency	Valuation and	Stock
	on Investment	on Hedging	Translation	Translation	Acquisition	Minority	Total
	Securities	Instruments	Adjustments	Adjustments	Rights	Interest	Net Assets

	(In millions)
Balance as of March 31, 2007	¥302	¥(0)	¥360	¥662	¥114	¥3,968	¥86,747

Changes in items for the six months ended September 30, 2007:
Net losses	–	–	–	–	–	–	(1,959)
Purchases of treasury stock	–	–	–	–	–	–	(2,396)
Sales of treasury stock	–	–	–	–	–	–	173
Net changes in items other than shareholders’ equity	(4,137)	0	535	(3,602)	(6)	1,004	(2,604)

Total changes for the six months ended September 30, 2007	(4,137)	0	535	(3,602)	(6)	1,004	(6,786)

Balance as of September 30, 2007	¥(3,835)	¥(0)	¥895	¥(2,939)	¥107	¥4,973	¥79,961

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)

	Shareholders’ Equity
					Total
		Additional			Shareholders’
	Common Stock	Paid-in Capital	Retained Earnings	Treasury Stock	Equity

	(In millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	–	–	8,774
Cash dividends (Note)	–	–	(1,503)	–	(1,503)
Cash dividends	–	–	(455)	–	(455)
Directors’ bonuses (Note)	–	–	(98)	–	(98)
Net income	–	–	8	–	8
Purchases of treasury stock	–	–	–	(0)	(0)
Sales of treasury stock	–	228	–	268	496
Decrease in affiliates accounted for under the equity method	–	–	228	–	228
Increase in consolidated subsidiaries	–	–	(24)	–	(24)
Net changes in items other than shareholders’ equity	–	–	–	–	–

Total changes for the year ended March 31, 2007	4,440	4,561	(1,844)	268	7,426

Balance as of March 31, 2007	¥16,289	¥20,081	¥47,196	¥(1,565)	¥82,002

	Valuation and Translation Adjustments
	Unrealized	Deferred	Foreign	Total	Issuance of
	Gains (Losses)	Losses on	Currency	Valuation and	Stock
	on Investment	Hedging	Translation	Translation	Acquisition	Minority	Total
	Securities	Instruments	Adjustments	Adjustments	Rights	Interest	Net Assets

	(In millions)
Balance as of March 31, 2006	¥5,097	¥-	¥150	¥5,248	¥-	¥2,407	¥82,232

Changes in items for the year ended March 31, 2007:
Stock issuance	–	–	–	–	–	–	8,774
Cash dividends (Note)	–	–	–	–	–	–	(1,503)
Cash dividends	–	–	–	–	–	–	(455)
Directors’ bonuses (Note)	–	–	–	–	–	–	(98)
Net income	–	–	–	–	–	–	8
Purchases of treasury stock	–	–	–	–	–	–	(0)
Sales of treasury stock	–	–	–	–	–	–	496
Decrease in affiliates accounted for under the equity method	–	–	–	–	–	–	228
Increase in consolidated subsidiaries	–	–	–	–	–	–	(24)
Net changes in items other than shareholders’ equity	(4,795)	(0)	210	(4,586)	114	1,561	(2,910)

Total changes for the year ended March 31, 2007	(4,795)	(0)	210	(4,586)	114	1,561	4,515

Balance as of March 31, 2007	¥302	¥(0)	¥360	¥662	¥114	¥3,968	¥86,747

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting in June 2006.

Semi-annual Financial Report
4.	Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007
	Amount	Amount	Amount

	(In millions)
Operating Activities:
Income (losses) before income taxes and minority interest	¥526	¥(278)	¥2,754
Depreciation and amortization	917	1,103	1,954
Losses on impairment	–	45	143
Increase in allowances for loan losses	5,506	1,325	8,638
Increase in reserve for losses on excess interest repayments	3,575	4,300	4,362
Decrease in accrued retirement benefits for employees	(265)	–	(265)
Decrease in accrued bonuses for employees	(147)	(81)	(64)
Increase (decrease) in accrued bonuses for directors	38	(72)	81
Interest and dividends received	(120)	(1,564)	(881)
Interest expenses	1,898	3,100	4,435
Gains on sales of fixed assets	(0)	–	(2)
Losses on sales of fixed assets	–	1	–
Losses on disposal of fixed assets	11	13	54
Gains on sales of investment securities	(1,244)	(34)	(1,246)
Losses on sales of investment securities	–	2	105
Impairment of investment securities	305	752	1,128
Impairment of investment in group companies	–	638	–
Charge-offs of loans receivable	5,509	7,075	11,365
Losses (gains) on change in equity interest	1	12	(220)
(Increase) decrease in interest receivable	(218)	109	(116)
(Decrease) increase in advanced interest received	(4)	30	(43)
Directors’ bonuses paid	(105)	–	(105)
Other	(4,614)	(351)	(2,534)

Sub-total	11,570	16,128	29,541

Proceeds from interest and dividends received	117	1,583	881
Interest paid	(1,817)	(2,970)	(4,184)
Income taxes paid	(6,111)	(3,785)	(8,118)

Sub-total	3,759	10,956	18,120

Loan originations	(147,581)	(110,854)	(300,667)
Proceeds from collections of loans receivable	117,366	138,590	249,441
Loans purchased	(7,233)	(12,786)	(19,579)
Proceeds from collections of purchased loans	5,779	3,518	12,871
Increase in real estate for sale in the servicing business, net	(8,380)	(408)	(11,845)
Purchases of assets held for leases	(1,465)	(988)	(2,929)
Increase in installment loans, net	(793)	(4,447)	(4,102)
(Increase) decrease in real estate for sale and real estate under construction for sale in the real estate business, net	(8,875)	3,664	(8,667)
Purchases of operational investment securities	–	(3,090)	–

Net cash (used in) provided by operating activities	(47,424)	24,154	(67,357)

			(Continued)

Semi-annual Financial Report

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007
	Amount	Amount	Amount

(Continued)	(In millions)
Investing Activities:
Time deposits	(335)	(192)	(470)
Proceeds from withdrawal of time deposits	20	192	20
Purchases of tangible fixed assets	(163)	(100)	(1,997)
Proceeds from sales of tangible fixed assets	5	2	12
Purchases of intangible fixed assets	(128)	(130)	(342)
Purchases of investment securities	(7,379)	(1,495)	(7,798)
Proceeds from sales of investment securities	1,148	1,633	1,713
Proceeds from redemption of investment securities	1,225	2,058	3,595
Purchases of investment in group companies	–	(8)	(2,730)
Proceeds from sales of investment in group companies	718	–	740
Purchase of other investment in group companies	–	(1,922)	(1,000)
Proceeds from redemption of other investment in group companies	–	795	20
Proceeds from reversal of capital contributions	1,766	–	844
Other	(113)	57	(1,155)

Net cash (used in) provided by investing activities	(3,234)	889	(8,547)

Financing Activities:
Deposits of restricted cash in banks	(682)	(1,486)	(3,482)
Proceeds from withdrawal of restricted cash in banks	1,662	1,088	4,784
Proceeds from short-term borrowings	122,200	35,817	271,975
Repayments of short-term borrowings	(91,911)	(72,310)	(242,367)
Proceeds from issuance of commercial paper	24,000	61,800	123,600
Payments for redemption of commercial paper	(24,000)	(61,900)	(126,500)
Proceeds from long-term borrowings	34,555	39,550	65,169
Repayments of long-term borrowings	(30,237)	(45,471)	(70,631)
Proceeds from issuance of bonds	487	24,532	15,410
Payments for redemption of bonds	(1,228)	(730)	(1,958)
Payments for cash collateral for bond issuance	–	(1,850)	–
Increase in asset-backed securities	19,440	4,150	19,440
Decrease in asset-backed securities	(8,139)	(10,356)	(14,152)
Increase in long-term deposits	–	(369)	(385)
Decrease in long-term deposits	28	522	491
Proceeds from cash collateral from share lending agreement	2,000	–	5,100
Redemption of cash collateral from share lending agreement	(4,500)	(540)	(7,960)
Proceeds from securitization of loans receivable	–	–	33,402
Proceeds from sales of bond	–	9,500	–
Proceeds from issuance of new shares	7,835	–	7,910
Proceeds from issuance of new shares by subsidiaries	782	391	1,543
Dividends paid	(1,487)	(5)	(1,939)
Dividends paid to minority interest	(110)	(112)	(211)
Purchases of treasury stock	(0)	(2,401)	(0)
Proceeds from sales of treasury stock	396	173	496
Other	8	6	(7)

Net cash provided by (used in) financing activities	51,099	(20,001)	79,728

Effect of exchange rate changes on cash and cash equivalents	(21)	60	212
Net increase in cash and cash equivalents	420	5,103	4,035
Cash and cash equivalents at beginning of period	21,105	27,625	21,105
Net increase in cash and cash equivalents from newly-consolidated subsidiaries at beginning of period	2,004	–	2,484

Cash and cash equivalents at end of period	¥23,530	¥32,728	¥27,625

Semi-annual Financial Report
SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
1.	Scope of Consolidation

All subsidiaries are consolidated as of the balance sheet date.

(April 1, 2006 ~ September 30, 2006)

Number of consolidated subsidiaries:	42 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd., and 31 other companies

CN Investments Co., Ltd., previously a consolidated subsidiary, became an affiliate accounted for under the equity method since the Group sold a part of its equity interest.

Three companies, including NIS Construction Co., Ltd., were newly established and became consolidated subsidiaries during the six months ended September 30, 2006. According to Practical Issues Task Force (“PITF”) No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations” issued by the ASBJ on September 8, 2006, the Company changed its accounting policy regarding the scope of consolidation in order to apply the effective control method strictly to its investment associations. As a result of this change, 20 investment associations, including Nishi-Shinjuku Investments Co., Ltd., were consolidated into the Group for the six months ended September 30, 2006.

(Changes in accounting treatments)
The Group adopted PITF No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations” issued by the ASBJ on September 8, 2006, beginning from the six months ended September 30, 2006. As a result of this change in the accounting treatment, compared with the previous treatment, the amounts of total assets, total liabilities, and minority interest increased by ¥9,677 million, ¥8,976 million, and ¥732 million, respectively, and total shareholders’ equity decreased by ¥31 million. In addition, the amounts of operating revenues, operating income, ordinary income and income before income taxes and minority interest, and minority interest increased by ¥5,664 million, ¥1,237 million, ¥77 million, ¥77 million, and ¥84 million, respectively, and net losses for the six months ended September 30, 2006 increased by ¥6 million.

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)

Number of consolidated subsidiaries:	65 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd., and 55 other companies

13 companies, including NI Strategic Partners Co., Ltd., became consolidated subsidiaries through new establishment and other reasons during the six months ended September 30, 2007.

Nissin Insurance Co., Ltd. and another company were excluded from the scope of consolidation. Nissin Insurance was excluded because it was dissolved as a result of the absorption merger with NIS Real Estate Co., Ltd. which was the surviving company, and the other company was excluded as a result of the redemption of the Group’s investment in the Tokumei-kumiai.
(April 1, 2006 ~ March 31, 2007)

Number of consolidated subsidiaries:	54 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd. and 43 other companies

CN Investments Co., Ltd., previously a consolidated subsidiary, became an affiliate accounted for under the equity method since the Group sold a part of its equity interest.

15 companies, including NIS Construction Co., Ltd., were newly established and became consolidated subsidiaries during the year ended March 31, 2007. In addition, according to PITF No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, the Group changed its accounting policy regarding the scope of consolidation in order to apply the effective control method more strictly to its investment associations. As a result of adoption of PITF No. 20, 20 investment associations, including Nishi-Shinjuku Investments Co., Ltd., were consolidated into the Group during the year ended March 31, 2007.

(Changes in accounting treatments)
The Group adopted PITF No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, beginning from the year ended March 31, 2007. As a result of this change in accounting treatment, compared with the previous treatment, the amounts of total assets, total liabilities, and minority interest increased by ¥6,386 million, ¥6,639 million, and ¥995 million, respectively, and total shareholders’ equity decreased by ¥1,247 million. In addition, the amounts of operating revenues, operating income, ordinary income, and income before income taxes and minority interest, and minority interest increased by ¥5,733 million, ¥1,396 million, ¥440 million, ¥440 million and ¥447 million, respectively, and net income for the year ended March 31, 2007 decreased by ¥7 million.

Semi-annual Financial Report
2.	Application of the Equity Method

All affiliates are accounted for under the equity method as of the balance sheet date.

(April 1, 2006 ~ September 30, 2006)

Number of affiliates accounted for under the equity method:	Nine companies

Names of affiliates accounted for under the equity method:	Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K. (former company name: Sanyo Pacific Investment Advisors Co., Ltd.), SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., and three other companies

The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Nissin Medical Partners Co., Ltd. and Webcashing.com Co., Ltd. since the Group’s equity interest in Shinsei Business Finance decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interest in Webcashing.com Co., Ltd. owned by the Group was sold to outside investors, respectively.

SN Co., Ltd. and CN Investments Co., Ltd. became affiliates accounted for under the equity method during the six months ended September 30, 2006 since SN Co., Ltd. was newly established and the Group’s equity interest in CN Investments Co., Ltd. decreased to less than 50%, respectively.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using such affiliate’s financial statements for the relevant accounting period with the exception of CN Two Co., Ltd. In addition, the consolidated financial statements are prepared by using CN Two Co., Ltd.’s provisional settlement of accounts on August 31.
(April 1, 2007 ~ September 30, 2007)

Number of affiliates accounted for under the equity method:	12 companies

Names of affiliates accounted for under the equity method:	Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K., SN., Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., Araigumi Co., Ltd., and six other companies

Two companies became affiliates accounted for under the equity method during the six months ended September 30, 2007 due to capital contribution and new establishment by the Group, respectively.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using such affiliate’s financial statements for the relevant accounting period with the exception of three companies, including CN Two Co., Ltd.

For three companies, including CN Two Co., Ltd., the consolidated financial statements are prepared by using their provisional settlement of accounts on August 31.

Nanotex Corporation is a company of which the Group recognizes the voting rights more than 20% to less than 50%. However, it is not recognized as an affiliated company because the Group owns it in order to grow and nurture the company through investment and the Group does not intend to place the company as an affiliate under the control of the Group.

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)

Number of affiliates accounted for under the equity method:	10 companies

Names of affiliates accounted for under the equity method:	Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K. (former company name: Sanyo Pacific Investment Advisors Co., Ltd.), SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., Araigumi Co., Ltd., and four other companies

The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nissin Medical Partners Co., Ltd., and Webcashing.com Co., Ltd. since the Group’s equity interests in Shinsei Business Finance and Chuo Mitsui Finance Service decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interests in Webcashing.com Co., Ltd. owned by the Group was sold to outside investors, respectively.

Araigumi Co., Ltd. and CN Investments Co., Ltd. became affiliates accounted for under the equity method during the year ended March 31, 2007 since the Group acquired shares of Araigumi and the Group’s equity interests in CN Investments decreased to less than 50%, respectively. In addition, two other companies became affiliates accounted for under the equity method during the year ended March 31, 2007 due to capital contribution and new establishment by the Group, respectively.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using financial statements of such affiliates accounted for under the equity method for the relevant fiscal year, with the exception of CN Two Co., Ltd.

In addition, the consolidated financial statements as of and for the year ended March 31, 2007 were prepared by using CN Two Co., Ltd.’s provisional settlement of accounts on February 28, 2007.

Semi-annual Financial Report
3.	Balance Sheet Dates of Consolidated Subsidiaries
The balance sheet dates of consolidated subsidiaries which are different from the date of the Group’s consolidated balance sheet date are as follows:
     (April 1, 2006 ~ September 30, 2006)

Semi-annual Balance Sheet Date	Number of companies

June 30	16 companies
August 31	3 companies
December 31	1 company

Semi-annual Balance Sheet Date	Number of companies

April 30	1 company
May 31	3 companies

For the consolidated subsidiaries with semi-annual balance sheet dates as of and for the six months ended December 31, April 30 and May 31, the consolidated financial statements are prepared by their provisional settlement of accounts on June 30, July 31 and August 31, respectively.
However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.
     (April 1, 2007 ~ September 30, 2007)

Semi-annual Balance Sheet Date	Number of companies

June 30	31 companies
August 31	4 companies
November 30	1 company
December 31	2 companies

Semi-annual Balance Sheet Date	Number of companies

March 31	1 company
April 30	1 company
May 31	1 company

For six consolidated subsidiaries listed above with semi-annual balance sheet dates which are different from the consolidated balance sheet date for more than three months, the consolidated financial statements are prepared by using their provisional settlement of accounts within three months from the semi-annual consolidated balance sheet date.
However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.
     (April 1, 2006 ~ March 31, 2007)

Balance Sheet Date	Number of companies

December 31	23 companies
February 28	4 companies
June 30	2 companies

Balance Sheet Date	Number of companies

September 30	1 company
October 31	1 company
November 30	1 company

For the consolidated subsidiaries with fiscal year end of June 30, September 30, October 31 and November 30, the consolidated financial statements are prepared by using their provisional settlement of accounts on December 31, December 31, January 31 and February 28, respectively.
However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.

Semi-annual Financial Report
4.	Significant Accounting Policies
(1)	Valuation Standards and Methods for Computation of Assets
i.	Investment securities

Trading securities (not applicable as of September 30, 2006)
Market value method (Cost of securities sold is computed using the moving average method.)
Other securities:
Marketable securities
Market value is determined by the market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “NET ASSETS.” Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Group determines the valuation based on the Group’s interests in their asset value.
ii.	Derivatives (not applicable as of September 30, 2006)

Market value method

iii.	Inventories (not applicable as of September 30, 2006)

Real estate for sale and real estate under construction for sale in the real estate business Specific identification method
(2)	Depreciation and Amortization of Fixed Assets
i.	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.
In addition, additional depreciation expense is charged to provide for disposal losses on assets held for leases that could occur due to uncollectible lease payments.

Semi-annual Financial Report
(Changes in accounting policy) (only applicable for the six months ended September 30, 2007)
Following the amendment of Japanese Corporation Tax Law, the Company and its domestic consolidated subsidiaries changed the depreciation method for tangible fixed assets acquired on or after April 1, 2007 in accordance with the amended Japanese Corporation Tax Law. The effect on the financial results is not significant.

The effect on segment information is not significant.
(Additional information) (only applicable for the six months ended September 30, 2007)
Following the amendment of Japanese Corporation Tax Law, with respect to tangible fixed assets acquired on or before March 31, 2007, the Company and its domestic consolidated subsidiaries now amortize the difference between the amount equivalent to 5% of the acquisition cost and memorandum price using the straight-line method over five years starting from the fiscal year after the residual value reaches 5% of acquisition cost, due to the adoption of the depreciation method prescribed in the amended Japanese Corporation Tax Law, and the amortized amount is included in depreciation expense. The effect on the financial results is not significant.

The effect on segment information is not significant.
ii.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

iii.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
(3)	Allowance for Loan Losses and Accrued Expenses
i.	Allowance for loan losses

“Allowance for loan losses” is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience with respect to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

ii.	Accrued bonuses for employees

“Accrued bonuses for employees” are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

Semi-annual Financial Report
iii.	Accrued bonuses for directors

“Accrued bonuses for directors” are provided for the payment of directors’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting policy) (not applicable as of September 30, 2007)
Regarding directors’ bonuses, the Group heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval by the Annual Shareholders’ Meeting. However, the Group changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with ASBJ Statement No.4 “Accounting Standard for Directors’ Bonuses” issued on November 29, 2005.

As a result of this change in accounting policy, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the six months ended September 30, 2006 and the year ended March 31, 2007 increased by ¥38 million and ¥81 million, respectively, compared with the previous method. Consequently, “Operating Income,” “Ordinary Income” and “Income before Income Taxes and Minority Interest” decreased by the same amount for the six months ended September 30, 2006 and the year ended March 31, 2007, respectively.

The effect on segment information is described in corresponding section.
iv.	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding period.

v.	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments is provided, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law, at an amount based on a reasonable estimation taking into account past experience and current condition.

In addition, ¥5,441 million, ¥4,966 million and ¥5,212 million was included in “Allowance for loan losses” as of September 30, 2006 and 2007, and March 31, 2007, respectively, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

(Additional information) (not applicable as of September 30, 2007)
For the six months ended September 30, 2006 and the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the Japanese Institute of Certified Public Accountants (“JICPA”) on October 13, 2006), the Group reviewed the previous method for estimation of “Reserve for losses on excess interest repayments” and “Allowance for loan losses” taking into account the recent status of excess interest repayment-related costs. As a result, the Group recorded an adjustment to estimated excess interest repayment-related costs of ¥7,077 million as “Special Losses,” representing the difference between the amount estimated under the previous method and the amount newly estimated as a result of the Group’s review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,499 million for “Provision for losses on excess interest repayments” and ¥3,577 million for “Provision for loan losses.”

Semi-annual Financial Report
In addition, regarding “Reserve for losses on excess interest repayments,” the entire amount is recorded as “Long-term liabilities” since the Group cannot accurately calculate the amount that will be used within one year.
vi.	Accrued retirement benefits for directors

Accrued retirement benefits of the Group’s directors are provided at the amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Group’s internal rules.

vii.	Reserve for securities transactions

According to the supplementary provision No. 40 of Financial Instruments and Exchange Law, the amount of “Reserve for securities transactions” is computed as required by the former “Cabinet Office Ordinance Concerning Securities Companies,” Ordinance No. 35, pursuant to the former Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s business operations.

Semi-annual Financial Report
(4)	Foreign Currency Translations

Receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate in effect as of the balance sheet date, and differences arising from the translation are included in the statements of operations.

The assets and liabilities of foreign consolidated subsidiaries are translated into yen at the spot exchange rate in effect as of the balance sheet date. Revenue and expense accounts are translated at the average exchange rate in effect during the corresponding period. Translation adjustments are included in “Valuation and Translation Adjustment” and “Minority Interest” of “NET ASSETS.”

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(6)	Hedging Activities (not applicable for the six months ended September 30, 2006)
i.	Accounting for hedging activities

Deferred hedge accounting has been adopted. With respect to currency swaps for the six months ended September 30, 2007, special treatment is adopted if they meet the requirements for such treatment.

ii.	Hedge instruments and hedge items

Hedge instruments Interest rate swaps and currency swaps for the six months ended September 30, 2007 and derivative transactions (interest rate swaps) for the year ended March 31, 2007.

Hedge items Borrowings and foreign currency-denominated bonds as of September 30, 2007 and cash flow hedge for interest on borrowing with variable rates as of March 31, 2007.

iii.	Hedging policy

The Group utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates and exchange rates on borrowings.

iv.	Evaluation of hedge effectiveness

The Group determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items. However, evaluation of hedge effectiveness for currency swaps is omitted due to adoption of the special treatment for the six months ended September 30, 2007.

Semi-annual Financial Report
(7)	Other Significant Items Relating to the Preparation of Consolidated Financial Statements
i.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted interest rate stipulated by the Interest Rate Restriction Law in Japan.

ii.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of future cash flows, the principal portion of the collection amount is recognized as cost, and for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of future cash flows, the whole collection amount is first recognized as cost until the principal is fully recovered.

iii.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expenses for the corresponding period.
5.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in the consolidated statements of cash flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

Semi-annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2006 ~ September 30, 2006)
(Presentation of Net Assets in the Consolidated Balance Sheets)
Beginning from the six months ended September 30, 2006, the Group adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.

This adoption had no effect on profit and loss for the six months ended September 30, 2006.

The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥82,048 million.

Following revisions to the SCFS Regulations, the Group prepared its financial statements as of and for the six months ended September 30, 2006 based on the revised SCFS Regulations.
(Accounting Standard for Share-based Payments)
Beginning from the six months ended September 30, 2006, the Group adopted ASBJ Statement No. 8 “Accounting Standard for Share-based Payments” issued on December 27, 2005 and ASBJ Guidance No. 11 “Guidance on Accounting Standard for Share-based Payments” issued on May 31, 2006.

As a result of this adoption, the amounts of “Operating Income,” “Ordinary Income,” and “Income Before Income Taxes and Minority Interest” for the six months ended September 30, 2006 each decreased by ¥120 million, respectively.

The effect on segment information is described in the corresponding section.
(Accounting Treatment for Deferred Assets)
Beginning from the six months ended September 30, 2006, the Group adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Group presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the six months ended September 30, 2006, instead of as “Stock issuance costs” in “Other Expenses” for the six months ended September 30, 2005.

This adoption had no effect on profit and loss for the six months ended September 30, 2006.

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)
     (Accounting Treatment for Bond Issuance Costs)
With respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the six months ended September 30, 2007, the Group changed its treatment so that such costs are amortized using the straight-line method over the redemption period, in order to present appropriate periodic profits and losses by taking into consideration an expected increase in the size of future fund procurement through bond issuances and the related increase in the significance of bond issuance costs in connection with the issuance of U.S. Dollar-denominated Unsecured Straight Bonds during the six months ended September 30, 2007. In addition, the Group recorded the amortized amount as financial costs in “Operating Expenses” in order to ensure consistency with the treatment of interest expense on bonds.

As a result of this change, compared with the results under the previous treatment, “Operating Expenses” increased by ¥29 million, and “Net Operating Revenues” and “Operating Income” decreased by the same amount, respectively, while “Ordinary Income” increased by ¥411 million and “Losses before Income Taxes and Minority Interest” decreased by the same amount.

The effect on segment information is described in the corresponding section.
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Consolidated Balance Sheets)
Beginning from the year ended March 31, 2007, the Group adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.

This adoption had no effect on profit and loss for the year ended March 31, 2007.

The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥82,664 million.

Following revisions to the Regulations concerning Terminology, Forms and Methods of Preparation of the Annual Consolidated Financial Statements (“CFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976) the Group prepared its financial statements as of and for the year ended March 31, 2007 based on the revised CFS Regulations.
(Accounting Standard for Share-based Payments)
Beginning from the year ended March 31, 2007, the Group adopted ASBJ Statement No. 8 “Accounting Standard for Share-based Payments” issued on December 27, 2005 and ASBJ Guidance No. 11 “Guidance on Accounting Standard for Share-based Payments” issued on May 31, 2006.

As a result of this adoption, the amounts of operating income and ordinary income each decreased by ¥120 million, and income before income taxes and minority interest decreased by ¥114 million for the year ended March 31, 2007, respectively.

The effect on segment information is described in the corresponding section.

Semi-annual Financial Report
(Accounting Treatment for Deferred Assets)
Beginning from the year ended March 31, 2007, the Group adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Group presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.

This adoption had no effect on profit and loss for the year ended March 31, 2007.

Semi-annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2006 ~ September 30, 2006)
(Consolidated Balance Sheets)
“Real estate for sale and real estate under construction for sale in the real estate business,” which was included in “Other” of current assets as of March 31, 2006, is classified separately beginning from the six months ended September 30, 2006, as the amount became significant for financial reporting purposes. The amount of “Real estate for sale and real estate under construction for sale in the real estate business,” as of September 30, 2005 was ¥3,850 million.
(Consolidated Statements of Operations)
The consolidated statements of operations were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the Group has determined that such presentation no longer properly reflects its operating results, as the Group has been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.
As a result, the Group has changed the presentation of the consolidated statements of operations to conform to the standard format of consolidated statements of operations in order to reflect its current business operations.
The presentation based on the previous standard is as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006		2006
		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues

	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥16,046		¥28,846
Revenue from purchased loans	8,613		11,921
Other financial income	16		13
Other operating income	13,186		20,209

Total operating revenues	37,862	100.0%	60,991	100.0%
Operating Expenses:
Financial costs	1,540		2,424
Costs of purchased loans collected	5,779		6,962
Other operating expenses (Note 1)	24,190		38,820

Total operating expenses	31,510	83.2	48,207	79.0

Operating Income	¥6,351	16.8%	¥12,784	21.0%

Semi-annual Financial Report
Note 1.	Significant components of “Other operating expenses” for the six months ended September 30, 2006 and the year ended March 31, 2006 are as follows:

Six Months Ended September 30,		Year Ended March 31,
2006		2006

(In millions)
Other operating expenses:		Other operating expenses:
Costs of leases and installment loans	¥2,388	Costs of leases and installment loans	¥3,722
Other costs	3,181	Other costs	6,147
Advertising expenses	94	Advertising expenses	628
Loan losses	28	Loan losses	252
Provision for loan losses	6,818	Excess interest repayments	387
Provision for guarantee losses	616	Provision for loan losses	9,717
Provision for losses on excess interest repayments	682	Provision for guarantee losses	629
Salaries for directors	262	Provision for losses on excess interest repayments	590
Salaries for employees	3,354	Salaries for directors	391
Stock compensation costs	120	Salaries for employees	5,774
Bonuses for employees	72	Bonuses for employees	476
Provision for bonuses for employees	601	Provision for bonuses for employees	712
Provision for bonuses for directors	38	Depreciation and amortization	586
Depreciation and amortization	326	Taxes and duties	624
Taxes and duties	425	Lease and rental expenses	1,948
Lease and rental expenses	1,056	Commission fees	1,044
Commission fees	824

(Consolidated Statements of Cash Flows)
With respect to cash flows from operating activities, “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net” both of which had been included in “Other” for the year ended March 31, 2006, were presented separately beginning from the six months ended September 30, 2006, as these amounts became significant for financial reporting purposes. The amounts of “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net” for the six months ended September 30, 2005 were ¥163 million and ¥3,382 million, respectively.
(April 1, 2007 ~ September 30, 2007)
(Consolidated Statements of Operations)
“Bond issuance costs” and “Syndicated loan borrowing costs,” both of which had been presented as a separate item for the six months ended September 30, 2006, were included in “Other” in “Other Expenses” beginning from the six months ended September 30, 2007, as these amounts became insignificant for financial reporting purposes. The amount of “Bond issuance costs” and “Syndicated loan borrowing costs” were ¥6 million and ¥8 million, respectively, for the six months ended September 30, 2007.

Semi-annual Financial Report
NOTES TO SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets
Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2006 and 2007, and March 31, 2007 is ¥2,839 million, ¥4,092 million and ¥3,664 million, respectively.
Note 2.	Assets pledged as collateral for short and long-term borrowings as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Cash and deposits	¥682	¥758	¥360
Notes and loans receivable	53,022	46,170	50,716
Real estate for sale in the servicing business	8,912	11,548	8,778
Real estate for sale in the real estate business	5,461	–	2,913
Other current assets	2,185	500	–

Total	¥70,264	¥58,976	¥62,769

Corresponding borrowings secured by the above collateral as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Short-term borrowings	¥34,985	¥1,000	¥31,691
Long-term borrowings, including current portion	19,623	46,560	19,539

Total	¥54,608	¥47,560	¥51,231

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including its current portion, as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Notes and loans receivable	¥ 76	¥ –	¥7,060
Long-term borrowings, including current portion	150	–	7,020

Note: Long-term borrowings as of March 31, 2007 presented above are all current portion.

In addition, the Group entrusted certain loans outstanding to a trust bank. In order to raise funds, the Group sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Group reserves an option to repurchase the senior beneficiary interest, the Group does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Group except through the above option. Entrusted loans outstanding included in “Notes and loans receivable” and the related long-term liability recorded as “Asset-backed securities” as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Notes and loans receivable	¥45,673	¥33,210	¥36,778
Asset-backed securities	32,970	20,750	26,957

Semi-annual Financial Report

Note 3.	Unsecured consumer loans included in loans receivable as of September 30, 2006 and 2007, and March 31, 2007 are ¥2,724 million, ¥1,685 million and ¥2,211million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Guarantees for receivables in the credit guarantee business	¥17,481	¥17,907	¥17,398
Guarantees for borrowings of non-consolidated companies:
Chuo Mitsui Finance Service Co., Ltd.	4,680	–	–

Note 5.	Rediscounted notes as of September 30, 2006 and 2007, and March 31, 2007 are ¥136 million, ¥145 million, and ¥121 million, respectively.

Note 6.	As required by the Non-bank Bond Issuing Law, bankrupt and delinquent loans receivable as of September 30, 2006 and 2007, and March 31, 2007 are classified as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Bankrupt loans receivable	¥1,545	¥2,713	¥2,270
Delinquent loans receivable	4,989	6,984	6,225
Delinquent loans receivable (three months or more)	–	–	–
Restructured loans receivable	15,292	20,350	18,785

Total	¥21,827	¥30,048	¥27,282

Notes:	1.	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	2.	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”

	3.	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”

	4.	“Restructured loans receivable” are loans receivable for which the Group reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Semi-annual Financial Report

Note 7.	(1)	In order to raise funds efficiently, the Group entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥14,000	¥14,200	¥16,200
Outstanding borrowings within the limits	(10,500)	(8,350)	(15,150)

Unused balance	¥3,500	¥5,850	¥1,050

(2)	In providing its core business, integrated financial services, the Group contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Total amount of credit line agreements	¥90,107	¥75,820	¥82,774
Loans outstanding under credit line agreements	(30,663)	(23,752)	(29,265)

Total unfunded credit lines	¥59,443	¥52,068	¥53,508
Of which unfunded credit lines without loans outstanding	49,700	45,303	46,110

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Group.

Under these agreements, the Group also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other considerable reasons. In addition, the Group examines the agreements regularly in order to take measures for credit preservation.

Note 8.	Notes maturing on September 30, 2006 and 2007, and March 31, 2007 were settled on the business day for financial institutions.
As each balance sheet date above was a non-business day for financial institution, notes with the settlement dates falling on the balance sheet dates were included in the consolidated balance sheets as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Notes receivable	¥208	¥57	¥12
Other current liabilities (“Rediscounted notes”)	–	57	12

Note 9.	As of September 30, 2006 and 2007, and March 31, 2007, “Investment securities” included securities in the amount of ¥2,772 million, ¥1,572 million and ¥2,123 million loaned under a share lending agreement, and “Other” of “Current Liabilities” includes the amounts of ¥2,000 million, ¥1,100 million and ¥1,640 million received as collateral, respectively.

Note 10.	In order to raise funds, the Group sold bonds in the amount of ¥9,500 million, which were recorded as operational investment securities in “Other” of “Current Assets,” to a third party during the six months ended September 30, 2007. Since the Group reserves a repurchase option, the Group does not recognize the extinguishment of the aforementioned bonds in the consolidated balance sheet as of September 30, 2007, and the corresponding funds were recognized as “Obligation under bond buy-back agreement.”

Semi-annual Financial Report

Note 11.	Total principal balance of loans receivable transferred under loan participation agreements, which were accounted for as sales in accordance with Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of September 30, 2007 and March 31, 2007, respectively.

Semi-annual Financial Report
Consolidated Statements of Operations
Note 1.	Significant components of “Selling, General and Administrative Expenses” for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

Six Months Ended September 30,				Year Ended March 31,
2006		2007		2007
		(In millions)
Advertising expenses	¥94	Advertising expenses	¥40	Advertising expenses	¥257
Loan losses	28	Loan losses	27	Loan losses	377
Provision for loan losses	6,818	Provision for loan losses	7,727	Provision for loan losses	15,349
Provision for guarantee losses	616	Provision for guarantee losses	717	Provision for guarantee losses	1,045
Provision for losses on excess		Provision for losses on excess		Provision for losses on excess
interest repayments	682	interest repayments	5,997	interest repayments	2,636
Salaries for directors	262	Salaries for directors	297	Salaries for directors	549
Salaries for employees	3,354	Salaries for employees	3,396	Salaries for employees	6,656
Stock compensation costs	120	Bonuses for employees	42	Stock compensation costs	120
Bonuses for employees	72	Provision for bonuses for employees	594	Bonuses for employees	559
Provision for bonuses for employees	601	Provision for bonuses for directors	7	Provision for bonuses for employees	684
Provision for bonuses for directors	38	Depreciation and amortization	361	Provision for bonuses for directors	81
Depreciation and amortization	326	Taxes and duties	517	Depreciation and amortization	670
Taxes and duties	425	Lease and rental expenses	1,102	Taxes and duties	922
Lease and rental expenses	1,056	Commission fees	1,506	Lease and rental expenses	2,162
Commission fees	824			Commission fees	1,798

Note 2.	(1) Details of losses on disposal of fixed assets for the six months ended September 30, 2007 are as follows:

(i) Location	NIS Group Co., Ltd.:
Matsuyama Branch Office
Kyushu Sales Department
Use of fixed assets	Sales facilities
Type of fixed assets and amount (in millions):
Buildings	¥ 2
Equipment	1

(ii) Location	NIS Property Co., Ltd.
Use of fixed assets	Parking business
Type of fixed assets and amount (in millions):
Equipment	¥41

Semi-annual Financial Report
The Group classifies its operational assets into the business units used in management accounting.

Due to continuous operating losses from the abovementioned sales facilities, and the decision on withdrawal from the parking business, the Group reduced the book value of sales facilities and assets for the parking business to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥45 million for the six months ended September 30, 2007.

The recoverable amount of sales facilities was measured at use value, which was equivalent to zero value. In addition, the recoverable amount of assets for the parking business was measured at net realizable value, using the price bid for such assets by a third party.

(2)	Details of losses on disposal of fixed assets for the year ended March 31, 2007 are as follows:

Location	Aprek Co., Ltd.
Use of fixed assets	Operational assets
Type of fixed assets and amount (in millions):
Buildings and structures	¥ 0
Equipment	6
Land	108
Software	8
Telephone rights	8
Leased assets	11

The Group classifies its operational assets into the business units used in management accounting.

Due to continuous operating losses from the abovementioned consolidated subsidiary, the Group reduced the book value of operational assets corresponding to this business unit to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥143 million for the year ended March 31, 2007.

The recoverable amount of these assets was measured at net realizable value, using appraised value for real estate, market value for telephone rights, and zero value for other fixed assets.

Semi-annual Financial Report
Consolidated Statements of Changes in Net Assets
(April 1, 2006 ~ September 30, 2006)
Note 1.	Changes in the number of outstanding shares for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006
(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	–
As of the end of the period	2,917,887

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006
(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	1,406,470
Conversion of convertible bonds	18,924
Issuance of new share for third-party allotment	86,021

Note 2.	Changes in the number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006
(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006
(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	2

Decrease due to:
Exercise of stock acquisition rights	9,877

Note 3.	Changes in the issuance of stock acquisition rights for the six months ended September 30, 2006 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights
		Type of	As of March 31,			As of September 30,	Outstanding as of
Company Name	Description	Share	2006	Increase	Decrease	2006	September 30, 2006

				(Thousand	shares)		(In millions)
NIS Group Co., Ltd.	–	–	–	–	–	–	¥–
Consolidated Subsidiaries	–	–	–	–	–	–	120

Total			–	–	–	–	¥120

Semi-annual Financial Report
Note 4.	Dividends
(1)	Dividends paid during the six months ended September 30, 2006 are as follows:

Six Months Ended September 2006

Date of approval	Annual Shareholders’ Meeting on June 24, 2006
Type of share	Common stock
Total amount of dividends (in millions)	¥1,503
Dividend per share (in yen)	¥1.10
Dividend record date	March 31, 2006
Date of payment	From June 27, 2006

Note: On April 1, 2006, the Company completed a 2-for-1 stock split.
(2)	Dividends, of which the record date belongs to the six months ended September 30, 2006, to be paid after September 30, 2006 are as follows:

Year Ended March 31, 2007

Date of approval	Board of Directors’ meeting on November 6, 2006
Type of share	Common stock
Dividend source	Retained earnings
Total amount of dividends (in millions)	¥455
Dividend per share (in yen)	¥0.16
Dividend record date	September 30, 2006
Date of payment	From December 11, 2006

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)
Note 1. Changes in the number of outstanding shares for the six months ended September 30, 2007 are as follows:

Six Months Ended September 30, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	2,917,887
Increase	–
Decrease	2,771,992
As of the end of the period	145,894

               The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2007

(Thousand shares)
Decrease due to:
1-for-20 reverse stock split completed on August 31, 2007	2,771,992

Note 2. Changes in the number of treasury stock for the six months ended September 30, 2007 are as follows:

Six Months Ended September 30, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	68,348
Increase	60,006
Decrease	122,096
As of the end of the period	6,259

               The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2007

(Thousand shares)

Increase due to:
Purchase of treasury stock upon approval by the Board of Directors	60,000
Purchase of fractional shares	6

Decrease due to:
Exercise of stock acquisition rights	3,270
1-for-20 reverse stock split completed on August 31, 2007	118,825

Note 3. Changes in the issuance of stock acquisition rights for the six months ended September 30, 2007 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights
			As of			As of
		Type of	March 31,			September 30,	Outstanding as of
Company Name	Description	Share	2007	Increase	Decrease	2007	September 30, 2007

				(Thousand shares)			(In millions)
Consolidated Subsidiaries	–	–	–	–	–	–	¥107

Total			–	–	–	–	¥107

Note 4. Dividends
               None

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)
Note 1. Changes in the number of outstanding shares for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	–
As of the end of the fiscal year	2,917,887

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	1,406,470
Conversion of convertible bonds	18,924
Issuance of new shares for third-party allotment	86,021

Note 2. Changes in the number of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

Note 3. The changes in issuance of stock acquisition rights for the year ended March 31, 2007 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights

			As of March			As of March	Outstanding as of
Company Name	Description	Type of Share	31, 2006	Increase	Decrease	31, 2007	March 31, 2007

				(Thousand shares)			(In millions)
Consolidated Subsidiaries	–	–	–	–	–	–	¥114

Total			–	–	–	–	¥114

Semi-annual Financial Report
Note 4.	Dividends
          (1) Dividends paid during the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

	Annual Shareholders’ Meeting	Board of Directors’ meeting
Date of approval	on June 24, 2006	on November 6, 2006
Type of share	Common stock	Common Stock
Total amount of dividends (in millions)	¥1,503	¥455
Dividend per share (in yen)	¥1.10	¥0.16
Dividend record date	March 31, 2006	September 30, 2006
Date of payment	From June 27, 2006	From December 11, 2006

               Note: On April 1, 2006, the Company completed a 2-for-1 stock split.
Consolidated Statements of Cash Flows
Note 1.	Cash and cash equivalents as of September 30, 2006 and 2007, and March 31, 2007 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Cash and deposits	¥24,548	¥33,822	¥28,321
Time deposits with maturities of over three months	(335)	(336)	(335)
Restricted cash in banks pledged as collateral	(682)	(758)	(360)

Cash and cash equivalents	¥23,530	¥32,728	¥27,625

Semi-annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated losses on impairment and book value as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Equipment:
Acquisition costs equivalent	¥2,309	¥1,419	¥2,288
Accumulated amortization equivalent	(1,502)	(942)	(1,702)
Accumulated losses-on-impairment equivalent	–	(4)	(4)

Book value equivalent	807	473	581
Software:
Acquisition costs equivalent	506	538	521
Accumulated amortization equivalent	(279)	(380)	(333)

Book value equivalent	226	157	187
Other:
Acquisition costs equivalent	4	–	4
Accumulated amortization equivalent	(3)	–	(4)

Book value equivalent	0	–	0

Total:
Acquisition costs equivalent	2,820	1,958	2,814
Accumulated amortization equivalent	(1,785)	(1,322)	(2,040)
Accumulated losses-on-impairment equivalent	–	(4)	(4)

Book value equivalent	¥1,034	¥631	¥769

2.	The amounts of outstanding future minimum lease payments and reserve for losses on impairment of leased assets as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Due within one year	¥542	¥346	¥427
Due after one year	513	302	363

Total	¥1,056	¥648	¥791

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Reserve for losses on impairment of leased assets	¥–	¥3	¥4

3.	Lease payments, decrease in reserve for losses on impairment of leased assets, amortization expense equivalent, interest expense equivalent and losses on impairment of leased assets for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

		(In millions)
Lease payments	¥314	¥258	¥628
Decrease in reserve for losses on impairment of leased assets	–	0	–
Amortization expense equivalent	301	246	602
Interest expense equivalent	10	7	19
Losses on impairment of leased assets	–	–	4

Semi-annual Financial Report
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
     (Impairment of Fixed Assets)
               There is no impairment loss allocated to leased assets for the six months ended September 30, 2006.

Semi-annual Financial Report
      (Lessor)
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets included in “Assets held for leases” as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Machinery:
Acquisition costs	¥410	¥487	¥462
Accumulated depreciation	(127)	(215)	(170)

Book value	282	272	292
Equipment:
Acquisition costs	3,560	4,064	3,977
Accumulated depreciation	(962)	(1,562)	(1,291)

Book value	2,597	2,501	2,685
Software:
Acquisition costs	572	773	688
Accumulated amortization	(154)	(273)	(211)

Book value	418	499	477
Other:
Acquisition costs	62	62	62
Accumulated amortization	(14)	(26)	(20)

Book value	47	35	41

Total:
Acquisition costs	4,606	5,387	5,191
Accumulated depreciation and amortization	(1,259)	(2,078)	(1,694)

Book value	¥3,346	¥3,308	¥3,497

2.	The amounts of outstanding future lease payments to be received as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Due within one year	¥906	¥1,119	¥1,049
Due after one year	2,663	2,461	2,706

Total	¥3,569	¥3,581	¥3,755

3.	Lease revenue, depreciation and amortization expense, and interest income equivalent for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

	(In millions)
Lease revenue	¥614	¥778	¥1,320
Depreciation and amortization expense	439	553	951
Interest income equivalent	233	254	482

4.	The method used to calculate interest income equivalent of leased assets is as follows:

Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

Semi-annual Financial Report
     Investment Securities
1.	Marketable securities included in other securities as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,						March 31,
	2006			2007			2007
	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(In millions)
Other securities:
Equity securities	¥16,466	¥16,294	¥(172)	¥16,847	¥10,682	¥(6,165)	¥16,431	¥16,938	¥507
Other	4	4	(0)	1,904	2,055	150	4	4	(0)

Total	¥16,470	¥16,298	¥(172)	¥18,752	¥12,738	¥(6,014)	¥16,435	¥16,942	¥507

2.	Non-marketable securities included in other securities as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007
	Carrying Value	Carrying Value	Carrying Value

	(In millions)
Other securities:
Non-listed equity securities	¥7,021	¥5,266	¥6,563
Bonds	194	3,010	1,133
Contributions to investment funds	6,303	8,172	8,574
Other	83	83	83

Total	¥13,602	¥16,532	¥16,355

3.	Investment securities impaired during the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007
	Impairment Amount	Impairment Amount	Impairment Amount

		(In millions)
Other securities	¥305	¥752	¥1,128

Note:	For marketable securities, impairment losses were always recognized if the fair market value declined by 50% or more compared to their acquisition costs. In addition, if the fair market value declined by 30% or more but less than 50% compared to their acquisition costs, impairment losses were recognized for certain securities which were expected to be non-recoverable taking into consideration the average fair value for the past one year. For non-marketable securities, if the net assets per share declined by 50% or more compared to acquisition costs per share, impairment losses were recognized following a test for recoverability based on the Group’s rational internal rules.
      Derivative Transactions
As of September 30, 2007 and March 31, 2007, the note for derivative transactions is omitted as all derivative transactions are treated under the hedge accounting principle.
In addition, there is no derivative transaction as of September 30, 2006.

Semi-annual Financial Report
Issuance of Stock Acquisition Rights
(April 1, 2006 ~ September 30, 2006)
1.	Amount and items of accounts related to stock acquisition rights are as follows:

Six Months Ended September 30,
2006

(In millions)
Selling, General and Administrative Expenses	¥120

2.	Details of stock acquisition rights are as follows:

Company	Nissin Servicer Co., Ltd.
Date of approval	The Board of Directors’ meeting on August 7, 2006
Number of grantees	4 directors, and 2 executive officers of Nissin Servicer
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	1,400 shares
Date of Issuance	August 23, 2006
Vesting condition	(1) Directors of Nissin Servicer
A grantee must be a director of Nissin Servicer as of
the vesting date.
(2) Executive officers of Nissin Servicer
A grantee must be a director, executive officer,
statutory auditor, corporate advisor, or employee of
Nissin Servicer or subsidiaries of Nissin Servicer as
of the vesting date.
Service period	Undefined
Exercise period	From September 1, 2006 to August 6, 2011
Exercise price	¥67,362 per share
Fair value at date of issuance	¥18,737 per share

Company	Nissin Servicer Co., Ltd.
Date of approval	The Board of Directors' meeting on August 7, 2006
Number of grantees	80 employees and 6 corporate advisors of Nissin Servicer
1 director and 5 employees of subsidiaries of Nissin
Servicer
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	4,530 shares
Date of Issuance	August 23, 2006
Vesting condition	A grantee must be a director, executive director,
statutory auditor, corporate advisor, or employee of
Nissin Servicer or subsidiaries of Nissin Servicer as
of the vesting date.
Service period	Undefined
Exercise period	From September 1, 2006 to August 6, 2011
Exercise price	¥58,380 per share
Fair value at date of issuance	¥20,729 per share

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)
Amount and items of accounts related to stock acquisition rights are as follows:

Six Months Ended September 30,
2007

(In millions)
Reversal of stock acquisition rights (“Special Gains”)	¥6

(April 1, 2006 ~ March 31, 2007)
1.	Amount and items of accounts related to stock acquisition rights are as follows:

Year Ended March 31,
2007

(In millions)
Selling, General and Administrative Expenses	¥120
Reversal of stock acquisition rights (“Special Gains”)	5

2.	Details of stock acquisition right are as follows:

Company	Nissin Servicer Co., Ltd.
Date of approval	The Board of Directors’ meeting on August 7, 2006
Number of grantees	4 directors and 2 executive officers of Nissin Servicer
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	1,400 shares
Date of Issuance	August 23, 2006
Vesting condition	(1) Directors of Nissin Servicer
A grantee must be a director of Nissin Servicer as of
the vesting date.
(2) Executive officers of Nissin Servicer
A grantee must be a director, executive officer,
statutory auditor, corporate advisor, or employee of
Nissin Servicer or subsidiaries of Nissin Servicer as
of the vesting date.
Service period	Undefined
Exercise period	From September 1, 2006 to August 6, 2011
Exercise price	¥67,362 per share
Fair value at date of issuance	¥18,737 per share

Company	Nissin Servicer Co., Ltd.
Date of approval	The Board of Directors' meeting on August 7, 2006
Number of grantees	80 employees and 6 corporate advisors of Nissin Servicer
1 director and 5 employees of subsidiaries of Nissin
Servicer
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	4,530 shares
Date of Issuance	August 23, 2006
Vesting condition	A grantee must be a director, executive director,
statutory auditor, corporate advisor, or employee of
Nissin Servicer or subsidiaries of Nissin Servicer as
of the vesting date.
Service period	Undefined
Exercise period	From September 1, 2006 to August 6, 2011
Exercise price	¥58,380 per share
Fair value at date of issuance	¥20,729 per share

Semi-annual Financial Report
Segment Information
The segment information for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 is as follows:
Business Segment Information
    (April 1, 2006 ~ September 30, 2006)
Business segment information for the six months ended September 30, 2006 is as follows:

	Six Months Ended September 30, 2006
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
Operating revenues:
(1) Operating revenues from third parties	¥23,051	¥12,040	¥2,662	¥108	¥37,862	¥–	¥37,862
(2) Operating revenues from inter-segment sales or transfers	72	33	44	17	168	(168)	–

Total operating revenues	23,124	12,073	2,706	125	38,030	(168)	37,862
Operating expenses	21,097	8,822	2,273	309	32,502	(992)	31,510

Operating income (losses)	¥2,026	¥3,251	¥433	¥(183)	¥5,528	¥823	¥6,351

          Notes: 1.  Classification of business segments
  Business segments are classified by taking into consideration similarities in the type and nature of businesses and operating transactions.
2. Main descriptions of each business segment

(1) Integrated Financial Services:	Provider of loan products to consumers, SMEs and their owners
Provider of leases, etc.
Provider of guarantee services
Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Real Estate Business:	Real estate transactions
Real estate development
Asset management
(4) Other Businesses:	SME support services
Agent for life or non-life insurance companies, etc.
3.	As discussed in “Changes in accounting policies,” the Group adopted ASBJ Statement No. 4 “Accounting Standard for Director’s Bonuses” beginning from the six months ended September 30, 2006. As a result of this adoption, the payment of directors’ bonuses, which was previously recognized as a decrease of unappropriated earnings, is now recognized as expenses as incurred.

Consequently, compared with the previous method applied for the six months ended September 30, 2005, operating expenses increased by ¥32 million, ¥5 million and ¥1 million, and “Operating income” decreased by the same amount, in “Integrated Financial Services,” “Servicing Business” and “Real Estate Business,” respectively.

4.	As discussed in “Changes in Accounting Treatments,” the Group adopted “Guidance on Accounting Standard for Share-based Payments” beginning from the six months ended September 30, 2006.

Consequently, compared with the previous method applied for the six months ended September 30, 2005, “Operating expenses” in “Servicing Business” increased by ¥120 million, and “Operating income” in “Servicing Business” decreased by the same amount.

Semi-annual Financial Report
5.	Changes in business segment

“Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes, beginning from the six months ended September 30, 2006, due to an increase in its significance.

Segment information for the six months ended September 30, 2005 and the year ended March 31, 2006, when presented in accordance with the classification for the six months ended September 30, 2006 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥699	¥112	¥28,387	¥–	¥28,387
(2) Operating revenues from inter-segment sales or transfers	44	6	31	51	133	(133)	–

Total operating revenues	18,238	9,386	731	164	28,520	(133)	28,387
Operating expenses	15,321	7,253	601	406	23,583	(430)	23,152

Operating income (losses)	¥2,916	¥2,133	¥129	¥(241)	¥4,937	¥297	¥5,234

	Year Ended March 31, 2006
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥–	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	–

Total operating revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income (losses)	¥7,169	¥4,994	¥189	¥(61)	¥12,292	¥491	¥12,784

6.	All operating expenses are apportionable.

Semi-annual Financial Report
(April 1, 2007 ~ September 30, 2007)
Business segment information for the six months ended September 30, 2007 is as follows:

	Six Months Ended September 30, 2007
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)

Operating revenues:
(1) Operating revenues from third parties	¥20,912	¥10,924	¥19,018	¥830	¥51,686	¥–	¥51,686
(2) Operating revenues from inter-segment sales or transfers	836	8,991	–	52	9,880	(9,880)	–

Total operating revenues	21,749	19,916	19,018	882	61,566	(9,880)	51,686
Operating expenses	27,390	14,847	15,222	997	58,458	(8,624)	49,833

Operating (losses) income	¥(5,641)	¥5,069	¥3,795	¥(114)	¥3,108	¥(1,255)	¥1,853

Notes: 1.	Classification of business segments Business segments are classified by taking into consideration similarities in the type and nature of businesses and operating transactions.

2.	Main descriptions of each business segment
(1) Integrated Financial Services:	Provider of loan products to consumers, SMEs and their owners
Provider of leases, etc.
Provider of guarantee services
Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Real Estate Business:	Real estate transactions
Real estate development
Asset management
(4) Other Businesses:	SME support services
Agent for life or non-life insurance companies, etc.

3.	As discussed in “Changes in Accounting Treatments,” with respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, the Group changed its treatment to amortize such costs using the straight-line method over the redemption period beginning from the six months ended September 30, 2007, in order to present appropriate periodic profits and losses by taking into consideration an expected increase in the size of future fund procurement through bond issuances and the related increase in the significance of bond issuance costs in connection with the issuance of U.S. Dollar-denominated Unsecured Straight Bonds during the six months ended September 30, 2007. In addition, the Group recorded the amortized amount as financial costs in “Operating Expenses” in order to ensure consistency with the treatment of interest expenses on bonds. As a result, compared with the results under the previous treatment, “Operating Expenses” increased by ¥29 million and “Operating Losses” increased by the same amount in “Integrated Financial Services.”

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)
Business segment information for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2007
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)

Operating revenues:
(1) Operating revenues from third parties	¥46,144	¥31,754	¥10,008	¥245	¥88,152	¥–	¥88,152
(2) Operating revenues from inter-segment sales or transfers	195	72	30	62	360	(360)	–

Total operating revenues	46,340	31,827	10,038	307	88,513	(360)	88,152
Operating expenses	45,590	25,641	6,957	712	78,901	(1,184)	77,717

Operating income (losses)	¥749	¥6,185	¥3,081	¥(404)	¥9,611	¥823	¥10,435

Notes: 1.	Classification of business segments Business segments are classified by taking into consideration similarities in the type and nature of businesses and operating transactions.
2.	Main descriptions of each business segment
(1) Integrated Financial Services:	Provider of loan products to consumers, SMEs and their owners Provider of leases, etc. Provider of guarantee services Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Real Estate Business:	Real estate transactions Real estate development Asset management
(4) Other Businesses:	SME support services Agent for life or non-life insurance companies, etc.

3.	As discussed in “Changes in accounting policies,” the Group adopted “Accounting Standard for Director’s Bonuses” beginning from the fiscal year ended March 31, 2007.

Consequently, compared with the previous method applied for the year ended March 31, 2007, operating expenses increased by ¥53 million, ¥19 million and ¥8 million, and “Operating income” decreased by the same amount, in “Integrated Financial Services,” “Servicing Business” and “Real Estate Business,” respectively.

4.	As discussed in “Changes in Accounting Treatments,” beginning from the fiscal year ended March 31, 2007.

Consequently, compared with the previous method applied for the year ended March 31, 2006, “Operating expenses” in “Servicing Business” increased by ¥120 million, and “Operating income” in “Servicing Business” decreased by the same amount.

5.	Changes in business segment

“Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes, beginning from the year ended March 31, 2007, due to an increase in its significance.
Segment information for the year ended March 31, 2006, when presented in accordance with the classification for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)

Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥–	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	–

Total operating revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income (losses)	¥7,169	¥4,994	¥189	¥(61)	¥12,292	¥491	¥12,784

6.   All operating expenses are apportionable.

Semi-annual Financial Report
Geographical Segment Information
Geographical segment information is omitted for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding periods.
Overseas Operating Revenues
Overseas operating revenues information is omitted for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding periods.

Semi-annual Financial Report
Business Combinations
(April 1, 2006 ~ September 30, 2006)
None
(April 1, 2007 ~ September 30, 2007)
Transactions under Common Control by the Group
1.	Name of the companies concerned and descriptions of their businesses, legal form of the business combination, name of the company after the business combination, and summary and the purpose of the transaction are as follows:
(1)	Name of the companies concerned and descriptions of their businesses
i.	Surviving Company

Name: NIS Real Estate Co., Ltd.

Business Description: Agent for company housing management

ii.	Dissolved Company

Name: Nissin Insurance Co., Ltd.

Business Description: Agent for life or non-life insurance companies
(2)	Legal form of the business combination

Transactions under Common Control by the Group.

(3)	Name of the company after the business combination

NIS Real Estate Co., Ltd.

(4)	Summary and the purpose of the transaction

NIS Real Estate Co., Ltd. absorbed Nissin Insurance Co., Ltd. through a merger effective on July 1, 2007, in order to further improve management efficiency of the Group.
2.	Summary of Accounting Treatments

There is no effect on the consolidated financial statements since the both companies were wholly-owned subsidiaries of the Company.
(April 1, 2006 ~ March 31, 2007)
None

Semi-annual Financial Report
Per Share Data

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

	(In yen)
Consolidated:
Net assets per share	¥28.81	¥536.26	¥29.01
Net (losses) income per share:
Basic	(0.16)	(13.84)	0.00
Diluted	–	–	0.00

Notes: 1.	Figures for diluted net income per share for the six months ended September 30, 2006 and 2007 are not presented as a result of net losses for the corresponding period.

2.	The basis for computation of the amounts presented above: (1) Net assets per share

	September 30,		March 31,
	2006	2007	2007

	(In millions)
Net assets	¥85,548	¥79,961	¥86,747
Net assets attributable to common stock	82,048	74,880	82,664
Differences between net assets and net assets attributable to common stock:
Stock acquisition rights	120	107	114
Minority interest	3,379	4,973	3,968

	September 30,		March 31,
	2006	2007	2007

	(Thousand shares)
Number of issued shares	2,917,887	145,894	2,917,887
Number of treasury stock	70,227	6,259	68,348
Number of shares for the calculation of net assets per share	2,847,659	139,634	2,849,538

(2) Basic and diluted net income per share

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

	(In millions)
Net (losses) income	¥(452)	¥(1,959)	¥ 8
Net (losses) income attributable to common stock	(452)	(1,959)	8
Adjustments to net income for the calculation of diluted net income per share:
Interest payments, net of tax	–	–	–
Losses on change in equity interest due to exercise of stock acquisition rights of subsidiaries	–	–	(6)

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

	(Thousand shares)
Weighted-average number of outstanding shares	2,792,278	141,610	2,818,487
Shares with dilutive effect:
Stock acquisition rights	–	–	11,451

Semi-annual Financial Report
In addition, shares without dilutive effect which are not reflected in the calculation of diluted net income per share for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,				Year Ended March 31,
	2006		2007		2007

Type	Stock acquisition rights		Stock acquisition rights		Stock acquisition rights
Special resolution date	June 22, 2004	June 22, 2005	June 22, 2004	June 22, 2005	June 22, 2005
Number of stock acquisition rights	30,077 units	25,990 units	3,696 units	23,340 units	3,950 units

The details of all the securities mentioned above are stated in “ITEM 4. OVERVIEW OF THE COMPANY- 1. Information on Capital Stock – (2) Information on Stock Acquisition Rights.”

3.	Stock splits and reverse stock split

(April 1, 2006 ~ September 30, 2006)
On each of November 18, 2005 and April 1, 2006, the Company completed a 2-for-1 stock split. If such stock splits were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the six months ended September 30, 2005 and the year ended March 31, 2006 is as follows:

	Six Months Ended September 30,	Year Ended March 31,
	2005	2006

	(In yen)
Net assets per share	¥26.39	¥29.18
Net income per share:		3.
Basic	1.99	3.46
Diluted	1.83	3.25

(April 1, 2007 ~ September 30, 2007)
On August 31, 2007, the Company completed a 1-for-20 reverse stock split. If the reverse stock split were deemed to have occurred on April 1, 2006, the retroactively adjusted per share data for the six months ended September 30, 2006 and the year ended March 31, 2007 is as follows:

	Six Months Ended September 30,	Year Ended March 31,
	2006	2007

	(In yen)
Net assets per share	¥576.20	¥580.20
Net income per share:
Basic	3.20	0.06
Diluted	–	0.01

(April 1, 2006 ~ March 31, 2007)
On April 1, 2006, the Company completed a 2-for-1 stock split. If the stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the year ended March 31, 2006 is as follows:

Year Ended March 31, 2006

(In yen)
Net assets per share	¥29.18
Net income per share:
Basic	3.46
Diluted	3.25

Semi-annual Financial Report
Significant Subsequent Events
(April 1, 2006 ~ September 30, 2006)
     None
(April 1, 2007 ~ September 30, 2007)
1.	On November 6, 2007, the Board of Directors approved the integration of loan offices as a part of the Company’s management reform program as follows:
1)	Detail for integration of loan offices

Offices subject to integration	Offices after integration

Shinjuku Branch Office

Tachikawa Branch Office

Yokohama Branch Office

Saitama Branch Office	Tokyo Sales Department

Chiba Branch Office

Ikebukuro Branch Office

Mito Branch Office

Shizuoka Branch Office	Nagoya Sales Department

Kyoto Branch Office	Osaka Sales Department

Kobe Branch Office

Matsuyama Branch Office	Hiroshima Branch Office

Tokyo Loan Center	Customer Center

Osaka Loan Center

Shinjuku Loan Center	Affiliated Loan Center

Western Japan Research Department	Eastern Japan Research Department

2)	Integration of loan offices will be completed by the end of December, 2007.

¥65 million of estimated penalty for cancellation of real estate lease contracts will be incurred as “Special Losses” as a result of this integration.
2.	On November 6, 2007, the Board of Directors approved a voluntary retirement program as a part of the Company’s management reform program as follows:

1) Eligible employees	Employees with 2 or more years of service

2) Expected number of applicants	Approximately 250 employees

3) Application period	From November 15, 2007 to December 14, 2007

4) Date of retirement	January 31, 2008

5) Preferential treatment	The Company will provide a special bonus based on certain criteria

¥2,000 million of estimated special retirement bonuses will be incurred as “Special Losses” as a result of implementation of this voluntary retirement program.

Semi-annual Financial Report
3.	On December 10, 2007, the Board of Directors approved a third-party allotment of new shares and an issuance of equity warrants as follows (Note 1):
(1)	Issuance of new shares

1) Number of shares to be issued (Note 3)	100,000,000 shares of common stock of the Company

2) Issue price of new shares (Note 2)	¥200 per share

3) Total purchase price (Note 5)	¥20,000 million

4) Increase in capital (Notes 4 and 5)	¥10,000 million

5) Application due date	February 19, 2008

6) Settlement date	February 20, 2008

7) Third party receiving the allotment	TPG Vision Upper I, Ltd.

Number of shares to be allotted	100,000,000 shares

8) Use of proceeds	General corporate purposes and repayments of indebtedness

9) Other significant items	Following the allotment of new shares, it is planned that TPG will appoint a majority of board members of the Company

Notes: 1.	The foregoing items are subject to the following conditions: (i) such matters must be approved and resolved at a special resolution at the Extraordinary Shareholders’ Meeting scheduled to be held on February 18, 2008; (ii) any matters relating to such resolutions must be resolved at the Extraordinary Shareholders’ Meeting; (iii) all approvals and licenses required in relation to execution of the matters submitted for approval must be acquired (including effectiveness of filings under the Financial Instruments and Exchange Law); and (iv) certain terms and conditions set forth in the Investment Agreement to be entered into with the third party receiving the allotment are satisfied.

2.	The amount to be paid shall be the lesser of ¥250 per share and 90% of the average volume weighted-average price (being the volume weighted-average price for ordinary trading in the common stock of the Company on the Tokyo Stock Exchange, or “VWAP”), for the period between February 8, 2008 (inclusive) and February 15, 2008 (inclusive), excluding any day on which there was no VWAP (rounded down to the nearest one yen); provided, however, that if such price is less than ¥200, then the amount to be paid shall be ¥200 per share.

3.	The Company plans to allocate shares calculated based on a figure of ¥20,000 million. The number of shares to be issued presented above is the number that shall be issued when the price per share is ¥200 (¥20,000 million divided by the purchase price of ¥200 per share). As noted in “Note 2” above, if the per share price exceeds ¥200, the number of shares to be issued shall be calculated by dividing ¥20,000 million by the per share price rounding off to the nearest full number (however, fractional numbers of shares below one trading unit will be rounded off to the nearest unit such that if there is a fractional number comprising less than 50 shares, it will be rounded down to the nearest 100 shares and if there is a fractional number consisting of 50 or more shares, the fractional number will be rounded up to the nearest 100 shares). As a result of the foregoing, the subscriber may not be entitled to subscribe for the maximum number of shares approved for allotment and, accordingly, there may be circumstances where the final number of shares to be issued pursuant to the approval for allotment may be lower than such maximum approved amount.

4.	The increase in capital will be one half of the maximum permitted increase in stated capital, etc. calculated pursuant to Article 37, Section 1 of the Rules of Account Settlement of Corporations (with any fraction of less than one yen being rounded up). The increase in capital per share will be calculated by dividing the total amount of the increase in capital by the number of shares to be issued. The increase in capital reserve will be calculated by subtracting the actual increase amount applied to increase in stated capital from the maximum permitted increase in stated capital, etc.

5.	Figures stated in “3) Total purchase price” and “4) Increase in capital” are estimated amounts, based on the assumption that the issue price of the new shares will be ¥200 per share and the number of shares to be issued will be 100,000,000 shares.

Semi-annual Financial Report
(2)	Issuance of equity warrants (Note 1)

1) Third party receiving equity warrants	TPG Vision Upper I, Ltd.

2) Total number of equity warrants	87,500 units (Note 2)

The number of shares that will be issued upon
exercise of one equity warrant shall be 100 shares
(the "Allotted Shares") (Note 3)

3) Amount to be paid for the equity warrants	None

4) Type of shares	Common stock of the Company

5) Amount to be paid upon exercise of the equity warrants	The amount to be paid per share for the shares issued by the Company upon exercise of equity warrants (the “Exercise Price”) shall, initially, be equal to the lesser of ¥250 per share and 90% of the average volume weighted-average price (being the volume weighted-average price for ordinary trading in the common stock of the Company on the Tokyo Stock Exchange, or “VWAP”), for the period between February 8, 2008 (inclusive) and February 15, 2008 (inclusive), excluding any day on which there was no VWAP; provided, however, that if such price is less than ¥200, then the amount to be paid shall be ¥200 per share (the “Initial Exercise Price”). However, if the average closing price of the Company's common stock in ordinary trading on the Tokyo Stock Exchange (including the quoted price) for the five consecutive trading days ending the day (inclusive) before the exercise date falls below the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted for a stock split and/or reverse stock split, or other events), the Initial Exercise Price shall be obtained by multiplying 0.9 to the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted for a stock split and/or reverse stock split, or other events) (rounded down to the nearest second decimal place) (if any event requiring adjustment of the Exercise Price due to a stock split and/or reverse stock split, or other events should arise during such five consecutive trading days, the value calculated by multiplying 0.9 to the Exercise Price shall be subject to further adjustments considered appropriate by the Company pursuant to resolutions approved by the Board of Directors).
In addition, the Exercise Price is subject to adjustment pursuant to resolutions approved by the Board of Directors.

6) Exercise Period	From February 20, 2008 to 5:00 pm on February 20, 2015

Notes: 1.	The foregoing items are subject to the following conditions: (i) such matters must be approved and resolved at a special resolution at the Extraordinary Shareholders’ Meeting scheduled to be held on February 18, 2008; (ii) any matters relating to such resolutions must be resolved at the Extraordinary Shareholders’ Meeting; (iii) all approvals and licenses required in relation to execution of the matters submitted for approval must be acquired (including effectiveness of filings under the Financial Instruments and Exchange Law); and (iv) certain terms and conditions set forth in the Investment Agreement to be entered into with the third party receiving the allotment are satisfied.

2.	The number of shares of the Company’s new common stock that will be issued by the Company upon exercise of all warrants will be 8.75% of the number of new shares to be issued, as decided at the Board of Directors’ Meeting held on Friday December 10, 2007 (a minimum of 80,000,000 shares and a maximum of 100,000,000 shares, but excluding the number of shares the issuance of which is cancelled). As the Company’s shares trade on a unit basis with one unit equivalent to 100 shares, one warrant will correspond to 100 shares. Therefore the number of warrants to be issued was set at 87,500 warrants, on the assumption that number of new shares to be issued will reach the maximum possible. In a situation where less than 100,000,000 shares are issued, the third party receiving the new share allotment will receive warrants calculated by multiplying 0.0875 to the number of new shares issued and then dividing by 100 (however, to avoid issue of shares below one trading unit, fractional numbers comprising shares below one trading unit will be rounded off to the nearest unit such that if there was a fractional number comprising of less than 50 shares, it will be rounded down to the nearest 100 shares and if there was a fractional number consisting of 50 or more shares, the fractional number will be rounded up to the nearest 100 shares). As a result of the foregoing, the subscriber may not be entitled to subscribe for the maximum number of shares approved for allotment and, accordingly, there may be circumstances where the final number of shares to be issued pursuant to the approval for allotment may be lower than such maximum approved amount.

3.	Upon any adjustment in the Exercise Price due to a stock split and/or reverse stock split, or other events, for each equity warrant, the number of Allotted Shares shall be adjusted to equal the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Allotted Shares issuable upon exercise of one equity warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. If, in accordance with this provision, an adjustment to the number of shares would result in the issuance of fractional shares, such situation will be dealt with in the manner set forth in Article 283 of the Corporate Law.

Semi-annual Financial Report
4.	On December 10, 2007, the Board of Directors approved fund procurement through a bridge loan as follows:

1) Lender	NEWBRIDGE ASIA IV, L.P.
TPG ASIA V L.P.

2) Amount of capital to be procured	¥10,000 million

3) Applicable interest rate	3% per annum until March 12, 2008
5% per annum from March 13, 2008

4) Date of financing	December 13, 2007

5) Maturity date	June 13, 2008

6) Collateral	Maximum of 800,000 shares of Nissin Servicer Co., Ltd., a consolidated subsidiary, held by the Company

100% of the equity interest in Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, held by the Company

7) Use of proceeds	General corporate purposes and repayment of indebtedness

5.	On December 10, 2007, the Board of Directors approved a capital injection by a third-party into a consolidated subsidiary of the Company as follows:

1) Company to accept the capital injection	A limited liability company established by the Company in the State of Delaware, U.S.A. (the "Delaware LLC") that will hold 100% of the equity interest in Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, held by the Company

2) Total amount of capital injection	US $102.5 million

3) Investor	TPG Vision Upper I, Ltd.

4) Other significant items	TPG Vision Upper I, Ltd. will own convertible preferred membership units of Delaware LLC equivalent to a 50% stake at the time of the investment; however, such stake may convert to 90% upon the occurrence of certain trigger events.

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)
1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds,” which were issued on June 20, 2007 as follows:

1) Total amount of issue	200 million U.S. dollars

2) Issue price	100% of par value

3) Settlement date	June 20, 2007

4) Maturity	June 20, 2012

5) Interest rate	8.06% per annum

6) Use of proceeds	General corporate purposes and repayment of indebtedness

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

1) Reverse stock split method	1-for-20 reverse stock split, resulting in the number of outstanding shares of the Company's common stock being reduced from 2,917,887,012 shares to 145,894,350 shares.

2) Reverse stock split schedule

i) Last date for submission of share certificates	August 31, 2007

Share certificates submission period	From July 31, 2007 to August 31, 2007

ii) Effective date	August 31, 2007

If the reverse stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 is as follows:

	Year Ended March 31,
	2006	2007
	(In yen)

Net assets per share	¥583.48	¥580.20

Net income per share:

Basic	69.14	0.06

Diluted	64.99	0.01

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company’s common stock pursuant to the Corporate Law as follows:

1) Reason for Repurchases	The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.

2) Outline of Repurchases

i) Class of shares to be repurchased	Common stock

ii) Total number of shares to be repurchased	Up to 60,000,000 shares

iii) Aggregate amount of repurchases	Up to 3 billion yen

iv) Period for repurchases	1 year from June 25, 2007

v) Acquisition Method	Ordinary market transactions on the Tokyo Stock Exchange

(2)	Other

None

Semi-annual Financial Report
2.	Semi-annual Non-consolidated Financial Statements
(1)	Semi-annual Non-consolidated Financial Statements
1.	Non-consolidated Balance Sheets

	September 30,				March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

			(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥13,204		¥17,428		¥12,465
Notes receivable (Notes 5 and 8)	186		149		165
Loans receivable (Notes 2, 3, 6, 7 and 11)	230,068		166,895		194,824
Loans to group companies	–		16,850		17,900
Other (Notes 2 and 10)	17,867		34,293		21,794
Allowance for loan losses	(10,499)		(10,214)		(10,168)

Total Current Assets	250,827	76.0%	225,402	71.8%	236,982	72.3%

Fixed Asset:
Tangible fixed assets (Note 1):
Land	355		355		355
Other	704		772		794

Total tangible fixed assets	1,060		1,128		1,150

Intangible fixed assets	1,850		1,625		1,774

Investments and other assets:
Investment securities (Note 9)	22,881		20,147		24,353
Loans to group companies	34,808		29,862		37,833
Other (Note 6)	23,913		44,150		32,747
Allowance for loan losses	(5,493)		(7,221)		(6,949)
Allowance for investment losses	–		(1,446)		–

Total investments and other assets	76,110		85,491		87,984

Total Fixed Assets	79,020	24.0	88,245	28.1	90,909	27.7

Deferred Assets:
Deferred bond issuance costs	–		411		–

Total Deferred Assets	–	–	411	0.1	–	–

Total Assets	¥329,847	100.0%	¥314,059	100.0%	¥327,891	100.0%

Semi-annual Financial Report

	September 30,				March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets

	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 2 and 7)	¥45,075		¥13,017		¥47,984
Current portion of long-term borrowings (Notes 2 and 7)	56,359		59,088		62,984
Current portion of bonds	1,300		25,300		8,300
Commercial paper	30,000		27,000		27,100
Accrued income taxes	825		1,299		715
Accrued bonuses for employees	456		474		520
Accrued bonuses for directors	32		–		53
Reserve for guarantee losses	743		1,037		970
Other (Notes 5, 8 and 9)	3,415		3,376		3,437

Total Current Liabilities	138,206	41.9%	130,594	41.6%	152,064	46.4%

Long-term Liabilities:
Bonds	25,550		39,730		32,900
Long-term borrowings (Notes 2 and 7)	52,058		37,110		32,156
Asset-backed securities (Note 2)	32,970		20,750		26,957
Obligation under bond buy-back agreement (Note 10)	–		9,500		–
Accrued retirement benefits for directors	328		324		328
Reserve for losses on excess interest repayments	4,000		8,630		4,600
Other	67		172		65

Total Long-term Liabilities	114,973	34.9	116,218	37.0	97,007	29.6

Total Liabilities	253,180	76.8	246,812	78.6	249,071	76.0

NET ASSETS:
Shareholders’ Equity:
Common stock	16,289	4.9	16,289	5.2	16,289	5.0
Additional paid-in capital:
General	18,586		18,586		18,586
Other	1,437		1,593		1,494

Total additional paid-in capital	20,024	6.1	20,180	6.4	20,081	6.1
Retained earnings:
Legal reserve	400		400		400
Other:
Dividend reserves	1,000		1,000		1,000
Special reserve	41,300		41,300		41,300
Unappropriated retained earnings	224		(4,480)		1,375

Total retained earnings	42,925	13.0	38,220	12.1	44,075	13.4
Treasury stock	(1,607)	(0.5)	(3,886)	(1.2)	(1,565)	(0.5)

Total Shareholders’ Equity	77,630	23.5	70,803	22.5	78,881	24.0

Valuation and Translation Adjustments:
Unrealized losses on investment securities	(963)		(3,556)		(61)

Total Valuation and Translation Adjustments	(963)	(0.3)	(3,556)	(1.1)	(61)	(0.0)

Total Net Assets	76,667	23.2	67,246	21.4	78,820	24.0

Total Liabilities and Net Assets	¥329,847	100.0%	¥314,059	100.0%	¥327,891	100.0%

Semi-annual Financial Report
2.	Non-consolidated Statements of Operations

	Six Months Ended September 30,				Year Ended March 31,
	2006		2007		2007
		Percentage of		Percentage of		Percentages of
		Total Operating		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥14,895		¥11,253		¥28,372
Other financial income	7		1,578		700
Other operating income	3,606		3,500		7,550

Total Operating Revenues	18,509	100.0%	16,332	100.0%	36,622	100.0%
Operating Expenses:
Financial costs	1,490		2,418		3,360
Other operating expenses (Note 5)	311		240		635

Total Operating Expenses	1,802	9.7	2,658	16.3	3,996	10.9

Net Operating Revenues	16,706	90.3	13,673	83.7	32,626	89.1

Selling, General and Administrative Expenses (Note 5)	14,458	78.1	19,447	119.1	30,729	83.9

Operating Income (Losses)	2,247	12.2	(5,774)	(35.4)	1,896	5.2

Other Income (Note 1)	1,081	5.8	2,375	14.6	3,853	10.5
Other Expenses (Note 2)	290	1.6	387	2.4	802	2.2

Ordinary Income (Losses)	3,039	16.4	(3,785)	(23.2)	4,947	13.5

Special Gains (Note 3)	1,723	9.3	34	0.2	1,943	5.3
Special Losses (Notes 4 and 6)	7,232	39.0	4,140	25.3	8,148	22.2

Losses before Income Taxes	(2,469)	(13.3)	(7,891)	(48.3)	(1,257)	(3.4)

Income Taxes:
Current	888		1,430		1,736
Deferred	(1,816)		(3,466)		(3,059)

Total Income Taxes	(928)	(5.0)	(2,036)	(12.4)	(1,322)	(3.6)

Net (Losses) Income	¥(1,541)	(8.3)%	¥(5,855)	(35.9)%	¥64	0.2%

Semi-annual Financial Report
3.	Non-consolidated Statements of Changes in Net Assets
     (April 1, 2006 ~ September 30, 2006)

	Shareholders’ Equity
		Additional Paid-in Capital
				Total Additional
	Common Stock	General	Other	Paid-in Capital

	(In millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519

Changes in items for the six months ended September 30, 2006:
Stock issuance	4,440	4,333	–	4,333
Cash dividends (Note)	–	–	–	–
Directors’ bonuses (Note)	–	–	–	–
Funding special reserve (Note)	–	–	–	–
Net losses	–	–	–	–
Purchases of treasury stock	–	–	–	–
Sales of treasury stock	–	–	170	170
Net changes in items other than shareholders’ equity	–	–	–	–

Total changes for the six months ended September 30, 2006	4,440	4,333	170	4,504

Balance as of September 30, 2006	¥16,289	¥18,586	¥1,437	¥20,024

	Shareholders’ Equity
	Retained Earnings
		Other
				Unappropriated	Total		Total
	Legal	Dividend	Special	Retained	Retained	Treasury	Shareholders’
	Reserve	Reserves	Reserve	Earnings	Earnings	Stock	Equity

	(In millions)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579

Changes in items for the six months ended
September 30, 2006:
Stock issuance	–	–	–	–	–	–	8,774
Cash dividends (Note)	–	–	–	(1,503)	(1,503)	–	(1,503)
Directors’ bonuses (Note)	–	–	–	(74)	(74)	–	(74)
Funding special reserve (Note)	–	–	3,400	(3,400)	–	–	–
Net losses	–	–	–	(1,541)	(1,541)	–	(1,541)
Purchases of treasury stock	–	–	–	–	–	(0)	(0)
Sales of treasury stock	–	–	–	–	–	225	396
Net changes in items other than shareholders’ equity	–	–	–	–	–	–	–

Total changes for the six months ended September 30, 2006	–	–	3,400	(6,518)	(3,118)	225	6,051

Balance as of September 30, 2006	¥400	¥1,000	¥41,300	¥224	¥42,925	¥(1,607)	¥77,630

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Semi-annual Financial Report

	Valuation and Translation Adjustments
		Total Valuation and
	Unrealized Gains (Losses)	Translation
	on Investment Securities	Adjustments	Total Net Assets

		(In millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752

Changes in items for the six months ended September 30, 2006:
Stock issuance	–	–	8,774
Cash dividends (Note)	–	–	(1,503)
Directors’ bonuses (Note)	–	–	(74)
Funding special reserve (Note)	–	–	–
Net losses	–	–	(1,541)
Purchases of treasury stock	–	–	(0)
Sales of treasury stock	–	–	396
Net changes in items other than shareholders’ equity	(4,136)	(4,136)	(4,136)

Total changes for the six months ended September 30, 2006	(4,136)	(4,136)	1,914

Balance as of September 30, 2006	¥(963)	¥(963)	¥76,667

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Semi-annual Financial Report
          (April 1, 2007 ~ September 30, 2007)

	Shareholders’ Equity
		Additional Paid-in Capital
				Total Additional
	Common Stock	General	Other	Paid-in Capital

		(In millions)
Balance as of March 31, 2007	¥16,289	¥18,586	¥1,494	¥20,081

Changes in items for the six months ended September 30, 2007:
Net losses	–	–	–	–
Purchases of treasury stock	–	–	–	–
Sales of treasury stock	–	–	98	98
Net changes in items other than shareholders’ equity	–	–	–	–

Total changes for the six months ended September 30, 2007	–	–	98	98

Balance as of September 30, 2007	¥16,289	¥18,586	¥1,593	¥20,180

	Shareholders’ Equity
	Retained Earnings
		Other
				Unappropriated	Total		Total
	Legal	Dividend	Special	Retained	Retained	Treasury	Shareholders’
	Reserve	Reserve	Reserve	Earnings	Earnings	Stock	Equity

	(In Million)
Balance as of March 31, 2007	¥400	¥1,000	¥41,300	¥1,375	¥44,075	¥(1,565)	¥78,881

Changes in items for the six months ended September 30, 2007:
Net losses	–	–	–	(5,855)	(5,855)	–	(5,855)
Purchases of treasury stock	–	–	–	–	–	(2,396)	(2,396)
Sales of treasury stock	–	–	–	–	–	74	173
Net changes in items other than shareholders’ equity	–	–	–	–	–	–	–

Total changes for the six months ended September 30, 2007	–	–	–	(5,855)	(5,855)	(2,321)	(8,077)

Balance as of September 30, 2007	¥400	¥1,000	¥41,300	¥(4,480)	¥38,220	¥(3,886)	¥70,803

	Valuation and Translation Adjustments
	Unrealized Losses	Total Valuation and
	on Investment	Translation
	Securities	Adjustments	Total Net Assets

	(In millions)
Balance as of March 31, 2007	¥(61)	¥(61)	¥78,820

Changes in items for the six months ended September 30, 2007:
Net losses	–	–	(5,855)
Purchases of treasury stock	–	–	(2,396)
Sales of treasury stock	–	–	173
Net changes in items other than shareholders’ equity	(3,495)	(3,495)	(3,495)

Total changes for the six months ended September 30, 2007	(3,495)	(3,495)	(11,573)

Balance as of September 30, 2007	¥(3,556)	¥(3,556)	¥67,246

Semi-annual Financial Report
          (April 1, 2006 ~ March 31, 2007)

	Shareholders’ Equity
		Additional Paid-in Capital
				Total Additional
	Common Stock	General	Other	Paid-in Capital

	(In millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	–	4,333
Cash dividends (Note)	–	–	–	–
Cash dividends	–	–	–	–
Directors’ bonuses (Note)	–	–	–	–
Funding special reserve (Note)	–	–	–	–
Net income	–	–	–	–
Purchases of treasury stock	–	–	–	–
Sales of treasury stock	–	–	228	228
Net changes in items other than shareholders’ equity	–	–	–	–

Total changes for the year ended March 31, 2007	4,440	4,333	228	4,561

Balance as of March 31, 2007	¥16,289	¥18,586	¥1,494	¥20,081

	Shareholders’ Equity
	Retained Earnings
		Other
				Unappropriated	Total		Total
	Legal	Dividend	Special	Retained	Retained	Treasury	Shareholders’
	Reserve	Reserve	Reserve	Earnings	Earnings	Stock	Equity

	(In million)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579

Changes in items for the year ended March 31, 2007:
Stock issuance	–	–	–	–	–	–	8,774
Cash dividends (Note)	–	–	–	(1,503)	(1,503)	–	(1,503)
Cash dividends	–	–	–	(455)	(455)	–	(455)
Directors’ bonuses (Note)	–	–	–	(74)	(74)	–	(74)
Funding special reserve (Note)	–	–	3,400	(3,400)	–	–	–
Net income	–	–	–	64	64	–	64
Purchases of treasury stock	–	–	–	–	–	(0)	(0)
Sales of treasury stock	–	–	–	–	–	268	496
Net changes in items other than shareholders’ equity	–	–	–	–	–	–	–

Total changes for the year ended March 31, 2007	–	–	3,400	(5,367)	(1,967)	268	7,302

Balance as of March 31, 2007	¥400	¥1,000	¥41,300	¥1,375	¥44,075	¥(1,565)	¥78,881

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Semi-annual Financial Report

	Valuation and Translation Adjustments
	Unrealized Gains (Losses)	Total Valuation and
	on Investment Securities	Translation Adjustments	Total Net Assets

		(In millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752

Changes in items for the year ended March 31, 2007:
Stock issuance	–	–	8,774
Cash dividends (Note)	–	–	(1,503)
Cash dividends	–	–	(455)
Directors’ bonuses (Note)	–	–	(74)
Funding special reserve (Note)	–	–	–
Net income	–	–	64
Purchases of treasury stock	–	–	(0)
Sales of treasury stock	–	–	496
Net changes in items other than shareholders’ equity	(3,235)	(3,235)	(3,235)

Total changes for the year ended March 31, 2007	(3,235)	(3,235)	4,067

Balance as of March 31, 2007	¥(61)	¥(61)	¥78,820

Note: These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Semi-annual Financial Report
SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL NON-CONSOLIDATED FINANCIAL STATEMENTS
1.	Valuation Standards and Methods for Computation of Assets
(1)	Investment securities
i.	Investment in subsidiaries and affiliates
Cost method, cost being determined by the moving average method.
ii.	Other securities

Marketable securities
Market value is determined by the market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “NET ASSETS.” Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company determines the valuation based on the Company’s interest in asset value.
2.	Depreciation and Amortization of Fixed Assets
(1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

(Changes in accounting policy) (only applicable for the six months ended September 30, 2007)
Following the amendment of Japanese Corporation Tax Law, the Company changed the depreciation method for tangible fixed assets acquired on or after April 1, 2007 in accordance with the amended Japanese Corporation Tax Law. The effect on the financial results is not significant.
(Additional information) (only applicable for the six months ended September 30, 2007)
Following the amendment of Japanese Corporation Tax Law, with respect to tangible fixed assets acquired on or before March 31, 2007, the Company now amortizes the difference between the amount equivalent to 5% of the acquisition cost and memorandum price using the straight-line method over five years starting from the fiscal year after the residual value reaches 5% of acquisition cost, due to the adoption of the depreciation method prescribed in the amended Japanese Corporation Tax Law, and the amortized amount is included in depreciation expense. The effect on the financial results is not significant.

Semi-annual Financial Report
(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
3.	Allowance for Loan Losses and Accrued Expenses
(1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience with respect to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

(2)	Accrued bonuses for employees

Accrued bonuses for employees are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

(3)	Accrued bonuses for directors

Accrued bonuses for directors are provided for the payment of directors’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting policy) (not applicable as of September 30, 2007)
Regarding directors’ bonuses, the Company heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval by the Annual Shareholders’ Meeting. However, the Company changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with ASBJ Statement No.4 “Accounting Standard for Directors’ Bonuses” issued on November 29, 2005.

As a result of this change in accounting policy, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the six months ended September 30, 2006 and the year ended March 31, 2007 increased by ¥32 million and ¥53 million, respectively, compared with the previous method. Consequently, “Operating Income” and “Ordinary Income” decreased by the same amount, and “Losses before Income Taxes” for the six months ended September 30, 2006 and the year ended March 31, 2007 increased by the same amount, respectively.
(4)	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding period.

Semi-annual Financial Report
(5)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments is provided, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law, at an amount based on a reasonable estimation taking into account past experience and current condition.

In addition, ¥5,300 million, ¥4,440 million and ¥4,800 million was included in “Allowance for loan losses” as of September 30, 2006 and 2007, and March 31, 2007, respectively, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

(Additional information) (not applicable as of September 30, 2007)
For the six months ended September 30, 2006 and the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the JICPA on October 13, 2006), the Company reviewed the previous method for estimation of “Reserve for losses on excess interest repayments” and “Allowance for loan losses” taking into account the recent status of excess interest repayment-related costs. As a result, the Company recorded an adjustment to estimated excess interest repayment-related costs of ¥6,919 million as “Special Losses,” representing the difference between the amount estimated under the previous method and the amount newly estimated as a result of the Company’s review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,460 million for provision for losses on excess interest repayments and ¥3,459 million for provision for loan losses.

In addition, regarding “Reserve for losses on excess interest repayments,” the entire amount is recorded as “Long-term liabilities” since the Company cannot accurately calculate the amount that will be used within one year.
(6)	Accrued retirement benefits for directors

Accrued retirement benefits of the Company’s directors are provided at the amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.

(7)	Allowance for investment losses (only applicable as of September 30, 2007)

Allowance for investment losses is provided for the estimated losses on investments in group companies, taking into consideration the financial and operational conditions of each group company.

(Additional Information)
The Company recorded “Allowance for investment losses” beginning from the six months ended September 30, 2007, in order to improve the Company’s balance sheet by reflecting the financial conditions of group companies on a timely basis.

As a result, the Company recorded provision for investment losses of ¥1,446 million as “Special Losses” and “Losses before Income Taxes” increased by the same amount for the six months ended September 30, 2007.

Semi-annual Financial Report
4.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

5.	Hedging Activities (only applicable for the six months ended September 30, 2007)
(1)	Accounting for hedging activities

Special treatment has been adopted.

(2)	Hedge instruments and hedge items
i.	Hedge instruments

Currency swaps
ii.	Hedge items

Foreign currency-denominated bonds
(3)	Hedging policy

The Company utilized derivative financial instruments in order to reduce its exposure to fluctuations in exchange rates on borrowings.

(4)	Evaluation of hedge effectiveness

Evaluation of hedge effectiveness is omitted due to adoption of special treatment.
6.	Other Significant Items Relating to the Preparation of Non-consolidated Financial Statements
(1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted interest rate stipulated by the Interest Rate Restriction Law in Japan.

(2)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expenses for the corresponding period.

Semi-annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2006 ~ September 30, 2006)
(Presentation of Net Assets in the Non-consolidated Balance Sheets)
Beginning from the six months ended September 30, 2006, the Company adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.

This adoption had no effect on profit and loss for the six months ended September 30, 2006.

The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥76,667 million.

Following revisions to the SFS Regulations, the Company prepared its financial statements as of and for the six months ended September 30, 2006 based on the revised SFS Regulations.
(Accounting Treatment for Deferred Assets)
Beginning from the six months ended September 30, 2006, the Company adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Company presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the six months ended September 30, 2006, instead of as “Stock issuance costs” in “Other Expenses” for the six months ended September 30, 2005.

This adoption had no effect on profit and loss for the six months ended September 30, 2006.
(April 1, 2007 ~ September 30, 2007)
(Accounting Treatment for Bond Issuance Costs)
With respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the six months ended September 30, 2007, the Company changed its treatment so that such costs are amortized using the straight-line method over the redemption period, in order to present appropriate periodic profits and losses by taking into consideration an expected increase in the size of future fund procurement through bond issuances and the related increase in the significance of bond issuance costs in connection with the issuance of U.S. Dollar-denominated Unsecured Straight Bonds during the six months ended September 30, 2007. In addition, the Company recorded the amortized amount as financial costs in “Operating Expenses” in order to ensure consistency with the treatment of interest expense on bonds.

As a result of this change, compared with the results under the previous treatment, “Operating Expenses” increased by ¥29 million, and “Net Operating Revenues” and “Operating Income” decreased by the same amount, respectively, while “Ordinary Income” increased by ¥411 million and “Losses before Income Taxes” decreased by the same amount.

Semi-annual Financial Report
(Changes in Classification of Rental Revenues from Group Companies and Rental Costs for Group Companies)
With respect to rental revenues from group companies and rental costs for group companies, these amounts had been previously included in rental revenues from real estate and rental costs for real estate, respectively, and classified as “Other operating income” in “Operating Revenues” and “Other operating expenses” in “Operating Expenses,” respectively. However, beginning from the six months ended September 30, 2007, the Company changed its accounting treatment so that rental revenues from group companies and rental costs for group companies were classified as “Other Income” and “Other Expenses,” respectively.

Following the review of the real estate rental business, this change was made in order to present multiple-step statement of operations more appropriately by separating these amounts from operating transactions in the real estate rental business, taking into consideration an increase in the proportion of rental revenues from group companies and rental costs for group companies represented by rental revenues from real estate and rental costs for real estate, reflecting an increase in the number of group companies.

As a result of this change, compared with the results under the previous treatment, “Operating Revenues” and “Operating Expenses” decreased by ¥95 million and ¥91million, respectively, and “Other Income” and “Other Expenses” increased by ¥95 million and ¥91 million, respectively, while both “Net Operating Revenues” and “Operating Income” each decreased by ¥4 million, respectively. This change had no effect on “Ordinary Income” and “Losses before Income Taxes” for the six months ended September 30, 2007.
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Non-consolidated Balance Sheets)
Beginning from the year ended March 31, 2007, the Company adopted ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.

This adoption had no effect on profit and loss for the year ended March 31, 2007.

The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥78,820 million.

Following revisions to the Regulations concerning Terminology, Forms and Methods of Preparation of the Financial Statements (the “FS Regulations”), issued by the Ministry of Finance (MOF Ordinance No.59, 1963), the Company prepared its financial statements as of and for the year ended March 31, 2007 based on the revised FS Regulations.
(Accounting Treatment for Deferred Assets)
Beginning from the year ended March 31, 2007, the Company adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Company presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.

This adoption had no effect on profit and loss for the year ended March 31, 2007.

Semi-annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2006 ~ September 30, 2006)
(Non-consolidated Statements of Operations)
The non-consolidated statements of operations were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the Company has determined that such presentation no longer properly reflects its operating results, as the Company has been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.

As a result, the Company has changed the presentation of the non-consolidated statements of operations to conform to the standard format of non-consolidated statements of operations in order to reflect the current business operations.

The presentation based on the previous standard is as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006		2006
		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues
		(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥14,895		¥28,472
Other financial income	7		5
Other operating income	3,606		5,674

Total operating revenues	18,509	100.0%	34,152	100.0%
Operating Expenses:
Financial costs	1,490		2,382
Other operating expenses	14,770		24,713

Total operating expenses	16,261	87.8	27,095	79.3

Operating Income	¥ 2,247	12.2%	¥ 7,056	20.7%

(April 1, 2007 ~ September 30, 2007)
(Non-consolidated Balance Sheet)
“Loans to group companies,” which had been included in “Other” in “Current Assets,” were presented separately beginning from the six months ended September 30, 2007, as the amount exceeded 5% of the total assets. The amount of “Loans to group companies” as of September 30, 2006 was ¥11,200 million.

Semi-annual Financial Report
NOTES TO SEMI-ANNUAL NON-CONSOLIDATED FINANCIAL STATEMENTS
Non-consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2006 and 2007, and March 31, 2007 is ¥899 million, ¥900 million and ¥888 million, respectively.

Note 2.	Assets pledged as collateral for short and long-term borrowings as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Loans receivable	¥53,022	¥46,170	¥50,716
Other current assets	–	500	–

Total	¥53,022	¥46,670	¥50,716

          Corresponding borrowings secured by the above collateral as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Short-term borrowings	¥30,000	¥500	¥30,000
Long-term borrowings, including current portion	10,248	35,187	9,111

Total	¥40,248	¥35,687	¥39,111

Other than the above, loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including its current portion, as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Loans receivable	¥76	¥–	¥7,060
Long-term borrowings, including current portion	150	–	7,020

                           Note: Long-term borrowings as of March 31, 2007 presented above are all current portion.
In addition, the Company entrusted certain loans outstanding to a trust bank. In order to raise funds, the Company sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since the Company reserves an option to repurchase the senior beneficiary interest, the Company does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Company except through the above option. Entrusted loans outstanding included in “Loans receivable,” and the related long-term liability recorded as “Asset-backed securities” as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Loans receivable	¥45,673	¥33,210	¥36,778
Asset-backed securities	32,970	20,750	26,957

Semi-annual Financial Report

Note 3.	Unsecured consumer loans included in loans receivable as of September 30, 2006 and 2007, and March 31, 2007 are ¥2,724 million, ¥1,685 million and ¥2,211 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Guarantees for receivables in the credit guarantee business	¥16,578	¥17,408	¥16,963
Guarantees for borrowings of group companies:
Aprek Co., Ltd.	5,921	4,242	5,315
Chuo Mitsui Finance Service Co., Ltd.	4,680	–	–
NIS Property Co., Ltd.	4,000	–	1,191

Note 5.	Rediscounted notes as of September 30, 2006 and 2007, and March 31, 2007 are ¥136 million, ¥145 million, and ¥121 million, respectively.

Note 6.	As required by the Non-bank Bond Issuing Law, bankrupt and delinquent loans receivable as of September 30, 2006 and 2007, and March 31, 2007 are classified as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Bankrupt loans receivable	¥1,346	¥2,016	¥1,811
Delinquent loans receivable	4,771	6,120	5,813
Delinquent loans receivable (three months or more)	–	–	–
Restructured loans receivable	15,236	20,081	18,615

Total	¥21,354	¥28,217	¥26,240

Notes:	1.	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	2.	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”

	3.	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”

	4.	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Semi-annual Financial Report

Note 7.	(1) In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥14,000	¥11,200	¥14,000
Outstanding borrowings within the limits	(10,500)	(6,200)	(13,000)

Unused balance	¥3,500	¥5,000	¥1,000

                    Note: No syndicated loan agreements as of September 30, 2007.
(2) In providing its core business, integrated financial services, the Company contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Total amount of credit line agreements	¥90,107	¥75,820	¥82,774
Loans outstanding under credit line agreements	(30,663)	(23,752)	(29,265)

Total unfunded credit lines	¥59,444	¥52,068	¥53,508
Of which unfunded credit lines without loans outstanding	49,700	45,303	46,110

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.
Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other considerable reasons. In addition, the Company examines the agreements regularly in order to take measures for credit preservation.

Note 8.	Notes maturing on September 30, 2006 and 2007, and March 31, 2007 were settled on the business day for financial institutions.
As each balance sheet date above was a non-business day for financial institutions, notes with settlement dates falling on the balance sheet dates were included in the non-consolidated balance sheets as follows:

	September 30,		March 31,
	2006	2007	2007

		(In millions)
Notes receivable	¥48	¥57	¥12
Other current liabilities (“Rediscounted notes”)	–	57	12

Note 9.	As of September 30, 2006 and 2007, and March 31, 2007, “Investment securities” includes securities in the amount of ¥2,772 million, ¥1,572 million and ¥2,123 million loaned under a share lending agreement and “Other” of “Current Liabilities” includes the amounts of ¥2,000 million, ¥1,100 million and ¥1,640 million received as collateral, respectively.

Semi-annual Financial Report

Note 10.	In order to raise funds, the Company sold bonds in the amount of ¥9,500 million, which were recorded as operational investment securities in “Other” of “Current Assets,” to a third party during the six months ended September 30, 2007. Since the Company reserves a repurchase option, the Company does not recognize the extinguishment of the aforementioned bonds in the balance sheet as of September 30, 2007, and the corresponding funds were recognized as “Obligation under bond buy-back agreement.”

Note 11.	Total principal balance of loans receivable transferred under loan participation agreements, which were accounted for as sales in accordance with Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of September 30, 2007 and March 31, 2007, respectively.

Semi-annual Financial Report
Non-consolidated Statements of Operations
Note 1.	Significant components of “Other Income” for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

Six Months Ended September 30,				Year Ended March 31,
2006		2007		2007

(In millions)
Other Income:		Other Income:		Other Income:
Interest income from securities	¥5	Dividends received	¥81	Dividends received	¥64
Dividends received	373	Dividends from group companies	1,176	Dividends from group companies	2,270
Guarantee fees received from group companies	23	Interest income from loans to group companies	947	Interest income from loans to group companies	1,376
Interest income from loans to group companies	537	Rental revenues from group companies	95
Income from investment in investment funds	106

Note 2.	Significant components of “Other Expenses” for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

Six Months Ended September 30,				Year Ended March 31,
2006		2007		2007

(In millions)
Other Expenses:		Other Expenses:		Other Expenses:
Stock issuance-related costs	¥159	Rental costs for group companies	¥91	Stock issuance-related costs	¥159
Securitization facility costs	73	Losses on investment in investment funds	245	Bond issuance costs	76
Provision for loan losses	25			Securitization facility costs	471

Note 3.	Significant components of “Special Gains” for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

Six Months Ended September 30,				Year Ended March 31,
2006		2007		2007

(In millions)
Special Gains:		Special Gains:		Special Gains:
Gains on sales of investment securities	¥1,245	Gains on sales of investment securities	¥34	Gains on sales of investment securities	¥1,245
Gains on sales of investment in group companies	399			Gains on sales of investment in group companies	399
				Special dividends received from group companies	220

Semi-annual Financial Report
Note 4.	Significant components of “Special Losses” for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

Six Months Ended September 30,				Year Ended March 31,
2006		2007		2007

(In millions)
Special Losses:		Special Losses:		Special Losses:
Losses on disposal of fixed assets	¥7	Losses on disposal of fixed assets	¥13	Losses on disposal of fixed assets	¥38
Impairment of investment securities	305	Impairment of investment securities	752	Impairment of investment securities	1,081
Adjustment to estimated excess interest repayment -related costs	6,919	Impairment of investment in group companies	1,568	Losses on sales of investment securities	105
		Provision for capital deficit of group companies	352	Adjustment to estimated excess interest repayment -related costs	6,919
		Provision for investment losses	1,446

Note 5.	Depreciation and amortization for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007

		(In millions)
Depreciation and amortization:
Tangible fixed assets	¥36	¥42	¥79
Intangible fixed assets	252	271	512

Note 6.	Details of losses on disposal of fixed assets for the six months ended September 30, 2007 are as follows:

Location	NIS Group Co., Ltd.:
Matsuyama Branch Office
Kyushu Sales Department
Use of fixed assets	Sales facility
Type of fixed assets and amount (in millions):
Buildings	¥2
Equipment	1

The Company classifies its operational assets into the business units used in management accounting.
Due to continuous operating losses from the abovementioned sales facility, the Company reduced the book value of the sales facility to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥4 million for the six months ended September 30, 2007.
The recoverable amount of the sales facility was measured at use value, which was determined to be zero.

Semi-annual Financial Report
Non-consolidated Statements of Changes in Net Assets
(April 1, 2006 ~ September 30, 2006)
Changes in the number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	2

Decrease due to:
Exercise of stock acquisition rights	9,877

(April 1, 2007 ~ September 30, 2007)
Changes in the number of treasury stock for the six months ended September 30, 2007 are as follows:

Six Months Ended September 30, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	68,348
Increase	60,006
Decrease	122,096
As of the end of the period	6,259

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2007

(Thousand shares)
Increase due to:
Purchase of treasury stock upon approval by the Board of Directors	60,000
Purchase of fractional shares	6

Decrease due to:
Exercise of stock acquisition rights	3,270
1-for-20 reverse stock split completed on August 31, 2007	118,825

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)
Changes in the number of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

Semi-annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization and book value as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007
		(In millions)
Equipment:
Acquisition costs equivalent	¥2,279	¥1,376	¥2,255
Accumulated amortization equivalent	(1,496)	(929)	(1,693)

Book value equivalent	783	447	561
Software:
Acquisition costs equivalent	267	259	267
Accumulated amortization equivalent	(185)	(231)	(213)

Book value equivalent	82	28	54
Other:
Acquisition costs equivalent	4	–	4
Accumulated amortization equivalent	(3)	–	(4)

Book value equivalent	0	–	0

Total:
Acquisition costs equivalent	2,551	1,635	2,527
Accumulated amortization equivalent	(1,685)	(1,160)	(1,910)

Book value equivalent	¥866	¥475	¥616

2.	The amounts of outstanding future lease payments as of September 30, 2006 and 2007, and March 31, 2007 are as follows:

	September 30,		March 31,
	2006	2007	2007
	(In millions)
Due within one year	¥486	¥280	¥367
Due after one year	398	205	263

Total	¥884	¥485	¥630

3.	Lease payments, amortization expense equivalent and interest expense equivalent for the six months ended September 30, 2006 and 2007, and the year ended March 31, 2007 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006	2007	2007
		(In millions)
Lease payments	¥285	¥223	¥569
Amortization expense equivalent	273	213	546
Interest expense equivalent	9	5	16

Semi-annual Financial Report
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
Investment Securities
Information regarding marketable investments in group companies as of September 30, 2006 and 2007 and March 31, 2007 is as follows:

			September 30,					March 31,
		2006			2007			2007
	Carrying	Market		Carrying	Market		Carrying	Market
	Value	Value	Difference	Value	Value	Difference	Value	Value	Difference
	(In millions)
Investment in subsidiaries	¥1,946	¥34,984	¥33,038	¥1,946	¥17,833	¥15,887	¥1,946	¥34,452	¥32,506
Investment in affiliates	–	–	–	1,235	1,235	–	2,720	2,201	(519)

Total	¥1,946	¥34,984	¥33,038	¥3,181	¥19,068	¥15,887	¥4,667	¥36,654	¥31,987

Per Share Data
     The note for per share data is omitted as the Company prepared semi-annual consolidated financial statements.

Semi-annual Financial Report
     Significant Subsequent Events
     (April 1, 2006 ~ September 30, 2006)
None
     (April 1, 2007 ~ September 30, 2007)
1.	On November 6, 2007, the Board of Directors approved the integration of loan offices as a part of the Company’s management reform program as follows:
1) Detail for integration of loan offices

Offices subject to integration	Offices after integration

Shinjuku Branch Office
Tachikawa Branch Office
Yokohama Branch Office
Saitama Branch Office	Tokyo Sales Department
Chiba Branch Office
Ikebukuro Branch Office
Mito Branch Office

Shizuoka Branch Office	Nagoya Sales Department

Kyoto Branch Office	Osaka Sales Department
Kobe Branch Office

Matsuyama Branch Office	Hiroshima Branch Office

Tokyo Loan Center	Customer Center
Osaka Loan Center

Shinjuku Loan Center	Affiliated Loan Center

Western Japan Research Department	Eastern Japan Research Department

2) Integration of loan offices will be completed by the end of December, 2007.
¥65 million of estimated penalty for cancellation of real estate lease contracts will be incurred as special losses as a result of this integration.
2.	On November 6, 2007, the Board of Directors approved a voluntary retirement program as a part of the Company’s management reform program as follows:

1) Eligible employees	Employees with 2 or more years of service
2) Expected number of applicants	Approximately 250 employees
3) Application period	November 15, 2007 to December 14, 2007
4) Date of retirement	January 31, 2008
5) Preferential treatment	The Company will provide a special bonus based on certain criteria

¥2,000 million of estimated special retirement bonuses will be incurred as special losses as a result of implementation of this voluntary retirement program.

Semi-annual Financial Report
3.	On December 10, 2007, the Board of Directors approved a third-party allotment of new shares and an issuance of equity warrants as follows (Note 1):
(1)	Issuance of new shares

1) Number of shares to be issued (Note 3)	100,000,000 shares of common stock of the Company

2) Issue price of new shares (Note 2)	¥200 per share

3) Total purchase price (Note 5)	¥20,000 million

4) Increase in capital (Notes 4 and 5)	¥10,000 million

5) Application due date	February 19, 2008

6) Settlement date	February 20, 2008

7) Third party receiving the allotment	TPG Vision Upper I, Ltd.

Number of shares to be allotted	100,000,000 shares

8) Use of proceeds	General corporate purposes and repayments of indebtedness

9) Other significant items	Following the allotment of new shares, it is planned that TGP will appoint a majority of board members of the Company

Notes: 1.	The foregoing items are subject to the following conditions: (i) such matters must be approved and resolved at a special resolution at the Extraordinary Shareholders’ Meeting scheduled to be held on February 18, 2008; (ii) any matters relating to such resolutions must be resolved at the Extraordinary Shareholders’ Meeting; (iii) all approvals and licenses required in relation to execution of the matters submitted for approval must be acquired (including effectiveness of filings under the Financial Instruments and Exchange Law); and (iv) certain terms and conditions set forth in the Investment Agreement to be entered into with the third party receiving the allotment are satisfied.

2.	The amount to be paid shall be the lesser of ¥250 per share and 90% of the average volume weighted-average price (being the volume weighted-average price for ordinary trading in the common stock of the Company on the Tokyo Stock Exchange, or “VWAP”), for the period between February 8, 2008 (inclusive) and February 15, 2008 (inclusive), excluding any day on which there was no VWAP (rounded down to the nearest one yen); provided, however, that if such price is less than ¥200, then the amount to be paid shall be ¥200 per share.

3.	The Company plans to allocate shares calculated based on a figure of ¥20,000 million. The number of shares to be issued presented above is the number that shall be issued when the price per share is ¥200 (¥20,000 million divided by the purchase price of ¥200 per share). As noted in “Note 2” above, if the per share price exceeds ¥200, the number of shares to be issued shall be calculated by dividing ¥20,000 million by the per share price rounding off to the nearest full number (however, fractional numbers of shares below one trading unit will be rounded off to the nearest unit such that if there is a fractional number comprising less than 50 shares, it will be rounded down to the nearest 100 shares and if there is a fractional number consisting of 50 or more shares, the fractional number will be rounded up to the nearest 100 shares). As a result of the foregoing, the subscriber may not be entitled to subscribe for the maximum number of shares approved for allotment and, accordingly, there may be circumstances where the final number of shares to be issued pursuant to the approval for allotment may be lower than such maximum approved amount.

4.	The increase in capital will be one half of the maximum permitted increase in stated capital, etc. calculated pursuant to Article 37, Section 1 of the Rules of Account Settlement of Corporations (with any fraction of less than one yen being rounded up). The increase in capital per share will be calculated by dividing the total amount of the increase in capital by the number of shares to be issued. The increase in capital reserve will be calculated by subtracting the actual increase amount applied to increase in stated capital from the maximum permitted increase in stated capital, etc.

5.	Figures stated in “3) Total purchase price” and “4) Increase in capital” are estimated amounts, based on the assumption that the issue price of the new shares will be ¥200 per share and the number of shares to be issued will be 100,000,000 shares.

Semi-annual Financial Report
(2)	Issuance of equity warrants (Note 1)

1) Third party receiving equity warrants	TPG Vision Upper I, Ltd.

2) Total number of equity warrants	87,500 units (Note 2)

The number of shares that will be issued upon exercise of one equity warrant shall be 100 shares (the “Allotted Shares”) (Note 3)

3) Amount to be paid for the equity warrants	None

4) Type of shares	Common stock of the Company

5) Amount to be paid upon exercise of the equity warrants	The amount to be paid per share for the shares issued by the Company upon exercise of equity warrants (the “Exercise Price”) shall, initially, be equal to the lesser of ¥250 per share and 90% of the average volume weighted-average price (being the volume weighted-average price for ordinary trading in the common stock of the Company on the Tokyo Stock Exchange, or “VWAP”), for the period between February 8, 2008 (inclusive) and February 15, 2008 (inclusive), excluding any day on which there was no VWAP; provided, however, that if such price is less than ¥200, then the amount to be paid shall be ¥200 per share (the “Initial Exercise Price”). However, if the average closing price of the Company's common stock in ordinary trading on the Tokyo Stock Exchange (including the quoted price) for the five consecutive trading days ending the day (inclusive) before the exercise date falls below the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted for a stock split and/or reverse stock split, or other events), the Initial Exercise Price shall be obtained by multiplying 0.9 to the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted for a stock split and/or reverse stock split, or other events) (rounded down to the nearest second decimal place) (if any event requiring adjustment of the Exercise Price due to a stock split and/or reverse stock split, or other events should arise during such five consecutive trading days, the value calculated by multiplying 0.9 to the Exercise Price shall be subject to further adjustments considered appropriate by the Company pursuant to resolutions approved by the Board of Directors).

In addition, the Exercise Price is subject to adjustment pursuant to resolutions approved by the Board of Directors.

6) Exercise Period	From February 20, 2008 to 5:00 pm on February 20, 2015

Notes: 1.	The foregoing items are subject to the following conditions: (i) such matters must be approved and resolved at a special resolution at the Extraordinary Shareholders’ Meeting scheduled to be held on February 18, 2008; (ii) any matters relating to such resolutions must be resolved at the Extraordinary Shareholders’ Meeting; (iii) all approvals and licenses required in relation to execution of the matters submitted for approval must be acquired (including effectiveness of filings under the Financial Instruments and Exchange Law); and (iv) certain terms and conditions set forth in the Investment Agreement to be entered into with the third party receiving the allotment are satisfied.

2.	The number of shares of the Company’s new common stock that will be issued by the Company upon exercise of all warrants will be 8.75% of the number of new shares to be issued, as decided at the Board of Directors’ Meeting held on Friday December 10, 2007 (a minimum of 80,000,000 shares and a maximum of 100,000,000 shares, but excluding the number of shares the issuance of which is cancelled). As the Company’s shares trade on a unit basis with one unit equivalent to 100 shares, one warrant will correspond to 100 shares. Therefore the number of warrants to be issued was set at 87,500 warrants, on the assumption that number of new shares to be issued will reach the maximum possible. In a situation where less than 100,000,000 shares are issued, the third party receiving the new share allotment will receive warrants calculated by multiplying 0.0875 to the number of new shares issued and then dividing by 100 (however, to avoid issue of shares below one trading unit, fractional numbers comprising shares below one trading unit will be rounded off to the nearest unit such that if there was a fractional number comprising of less than 50 shares, it will be rounded down to the nearest 100 shares and if there was a fractional number consisting of 50 or more shares, the fractional number will be rounded up to the nearest 100 shares). As a result of the foregoing, the subscriber may not be entitled to subscribe for the maximum number of shares approved for allotment and, accordingly, there may be circumstances where the final number of shares to be issued pursuant to the approval for allotment may be lower than such maximum approved amount.

3.	Upon any adjustment in the Exercise Price due to a stock split and/or reverse stock split, or other events, for each equity warrant, the number of Allotted Shares shall be adjusted to equal the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Allotted Shares issuable upon exercise of one equity warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. If, in accordance with this provision, an adjustment to the number of shares would result in the issuance of fractional shares, such situation will be dealt with in the manner set forth in Article 283 of the Corporate Law.

Semi-annual Financial Report
4.	On December 10, 2007, the Board of Directors approved fund procurement through a bridge loan as follows:

1) Lender	NEWBRIDGE ASIA IV, L.P.
TPG ASIA V L.P.

2) Amount of capital to be procured	¥10,000 million

3) Applicable interest rate	3% per annum until March 12, 2008
5% per annum from March 13, 2008

4) Date of financing	December 13, 2007

5) Maturity date	June 13, 2008

6) Collateral	Maximum of 800,000 shares of Nissin Servicer Co., Ltd., a consolidated subsidiary, held by the Company

100% of the equity interest in Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, held by the Company

7) Use of proceeds	General corporate purposes and repayment of indebtedness

5.	On December 10, 2007, the Board of Directors approved a capital injection by a third-party into a consolidated subsidiary of the Company as follows:

1) Company to accept the capital injection	A limited liability company established by the Company in the State of Delaware, U.S.A. (the “Delaware LLC”) that will hold 100% of the equity interest in Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, held by the Company

2) Total amount of capital injection	US $102.5 million

3) Investor	TPG Vision Upper I, Ltd.

4) Other significant items	TPG Vision Upper I, Ltd. will own convertible preferred membership units of Delaware LLC equivalent to a 50% stake at the time of the investment; however, such stake may convert to 90% upon the occurrence of certain trigger events.

Semi-annual Financial Report
(April 1, 2006 ~ March 31, 2007)
1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds,” which were issued on June 20, 2007 as follows:

1) Total amount of issue	200 million U.S. dollars

2) Issue price	100% of par value

3) Settlement date	June 20, 2007

4) Maturity	June 20, 2012

5) Interest rate	8.06% per annum

6) Use of proceeds	General corporate purposes and repayment of indebtedness

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

1) Reverse stock split method	1-for-20 reverse stock split, resulting in the number of outstanding shares of the Company's common stock being reduced from 2,917,887,012 shares to 145,894,350 shares.

2) Reverse stock split schedule

i) Last date for submission of share certificates	August 31, 2007

Share certificates submission period	From July 31, 2007 to August 31, 2007

ii) Effective date	August 31, 2007

If the reverse stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 is as follows:

	Year Ended March 31,
	2006	2007
	(In yen)

Net assets per share	¥546.53	¥553.21

Net income per share:

Basic	53.16	0.46

Diluted	50.22	0.46

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company’s common stock pursuant to the Corporate Law as follows:

1) Reason for Repurchases	The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.

2) Outline of Repurchases

i) Class of shares to be repurchased	Common stock

ii) Total number of shares to be repurchased	Up to 60,000,000 shares

iii) Aggregate amount of repurchases	Up to 3 billion yen

iv) Period for repurchases	One year from June 25, 2007

v) Acquisition Method	Ordinary market transactions on the Tokyo Stock Exchange

(2)	Other

None

Semi-annual Financial Report
ITEM 6. REFERENCE INFORMATION FOR THE COMPANY
The following documents were submitted to the Director of the Kanto Local Finance Bureau from April 1, 2007 to the filing date of the current semi-annual financial report:

(1)	Annual Financial Report and Attachment for the year ended March 31, 2007 was submitted on June 25, 2007.

(2)	Correction Report for the abovementioned Annual Financial Report was submitted on October 29, 2007.

(3)	Securities Registration Statement for Third-Party Allotment of New Shares and Attachment, and Securities Registration Statement for Equity Warrants and Attachment were submitted on December 10, 2007.

(4)	Extraordinary Report related to changes of Representative Directors in accordance with Cabinet Office Ordinance 19-2 (9) on Disclosure of Corporate Information, etc. was submitted on September 27, 2007.

(5)	Security Issuance Registration Statement for Bonds was submitted on November 22, 2007.

(6)	Amendment to Security Issuance Registration Statement for Bonds and Attachment were submitted on June 27 and November 26, 2007.

(7)	Purchase Report of Treasury Stock for the period from June 25, 2007 to June 30, 2007 was submitted on July 10, 2007.

Purchase Report of Treasury Stock for the period from July 1, 2007 to July 31, 2007 was submitted on August 10, 2007.

Purchase Report of Treasury Stock for the period from August 1, 2007 to August 31, 2007 was submitted on September 12, 2007.

Purchase Report of Treasury Stock for the period from September 1, 2007 to September 30, 2007 was submitted on October 11, 2007.

Purchase Report of Treasury Stock for the period from October 1, 2007 to October 31, 2007 was submitted on November 12, 2007.

Semi-annual Financial Report
SECOND SECTION: GUARANTOR COMPANY OF THE COMPANY
None

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 7, 2006
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NIS GROUP CO., LTD. (formerly, NISSIN CO., LTD.) and its consolidated subsidiaries as of September 30, 2006, and the related semi-annual consolidated statement of operations, changes in net assets and cash flows for the six-month period ended September 30, 2006. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. and its consolidated subsidiaries as of September 30, 2006, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS – 1. Scope of Consolidation,” the Company and its certain consolidated subsidiaries adopted the Practical Issues Task Force No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations,” beginning from the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – iii. Accrued bonuses for directors,” the Company and its certain consolidated subsidiaries adopted “Accounting Standard for Directors’ Bonuses,” beginning from the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARETION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – vi. Reserve for losses on excess interest repayments,” the Company and its certain consolidated subsidiaries provided reserve for losses on excess interest repayments in accordance with “Treatment in Audits concerning Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies,” beginning from the six-month period ended September 30, 2006.
As discussed in “CHANGES IN ACCOUNTING TREATMENTS,” the Company and its certain consolidated subsidiaries adopted “Accounting Standard for Share-based Payment,” beginning from the six-month period ended September 30, 2006.
As discussed in “Segment Information -1. Business Segment Information – Note 5. Changes in business segment,” “Real estate business,” which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purposes, beginning from the six-month period ended September 30, 2006.
We have no interest in NIS GROUP CO., LTD. and consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 12, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2-1 of the “Financial Instruments and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NIS GROUP CO., LTD. and its consolidated subsidiaries as of September 30, 2007, and the related semi-annual consolidated statement of operations, changes in net assets and cash flows for the six-month period ended September 30, 2007. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. and its consolidated subsidiaries as of September 30, 2007, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “Changes in Accounting Treatments,” with respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the six months ended September 30, 2007, the Group changed its treatment so that such costs are amortized using the straight-line method over the redemption period.
As discussed in “Significant Subsequent Events -1 and 2,” the Company resolved the integration of loan offices and voluntary retirement program as a part of the Company’s management reform program at the Board of Directors’ Meeting held on November 6, 2007.
As discussed in “Significant Subsequent Events - 3,” the Company resolved the investment agreements with TPG, a private equity firm, and a third-party allotment of new shares and issuance of equity warrants to TPG Vision Upper I, Ltd. at the Board of Directors’ Meeting held on December 10, 2007.
As discussed in “Significant Subsequent Events - 4,” the Company resolved the fund procurement through a bridge loan at the Board of Directors’ Meeting held on December 10, 2007.
As discussed in “Significant Subsequent Events - 5,” the Company resolved a capital injection to a subsidiary with convertible preferred membership units at the Board of Directors’ Meeting held on December 10, 2007.
We have no interest in NIS GROUP CO., LTD. and consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 7, 2006
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual balance sheet of NIS GROUP CO., LTD. (formerly, NISSIN CO., LTD.) as of September 30, 2006, and the related semi-annual statement of operations and changes in net assets for the six-month period ended September 30, 2006. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. as of September 30, 2006, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “SIGNIFICANT ACCOUNTING POLICIES - 3. Allowance for Loan Losses and Accrued Expenses - 3) Accrued bonuses for directors,” the Company adopted “Accounting Standard for Directors’ Bonuses,” beginning from the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ACCOUNTING POLICIES - 3. Allowance for Loan Losses and Accrued Expenses - 5). Reserve for losses on excess interest repayments,” the Company provided Reserve for losses on excess interest repayments in accordance with “Treatment in Audits concerning Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies,” beginning from the six-month period ended September 30, 2006.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 12, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2-1 of the “Financial Instruments and Exchange Law,” we have audited the semi-annual balance sheet of NIS GROUP CO., LTD. as of September 30, 2007, and the related semi-annual statement of operations and changes in net assets for the six-month period ended September 30, 2007. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. as of September 30, 2007, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
Additional information:
As discussed in “Changes in Accounting Treatments,” with respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the six months ended September 30, 2007, the Company changed its treatment so that such costs are amortized using the straight-line method over the redemption period.
As discussed in “Changes in Accounting Treatments,” with respect to rental revenues from group companies and rental costs for group companies, these amounts had been previously included in rental revenues from real estate and rental costs for real estate, respectively, and classified as “Other operating income” in “Operating Revenues” and “Other operating expenses” in “Operating Expenses,” respectively. However, beginning from the six months ended September 30, 2007, the Company changed its accounting treatment so that rental revenues from group companies and rental costs for group companies were classified as “Other Income” and “Other Expenses,” respectively.
As discussed in “Significant Subsequent Events -1 and 2,” the Company resolved the integration of loan offices and a voluntary retirement program as a part of the Company’s management reform program at the Board of Directors’ Meeting held on November 6, 2007.
As discussed in “Significant Subsequent Events - 3,” the Company resolved the entrance into investment agreements with TPG, a private equity firm, and a third-party allotment of new shares and issuance of equity warrants to TPG Vision Upper I, Ltd. at the Board of Directors’ Meeting held on December 10, 2007.
As discussed in “Significant Subsequent Events - 4,” the Company resolved fund procurement through a bridge loan at the Board of Directors’ Meeting held on December 10, 2007.
As discussed in “Significant Subsequent Events - 5,” the Company resolved a capital injection to a subsidiary through convertible preferred membership units at the Board of Directors’ Meeting held on December 10, 2007.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provisions of the Certified Public Accountants Law.